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Positioning WisdomTree for Ongoing Success May 2023

Forward Looking Statements This presentation contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Any statements contained in this presentation that do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this presentation completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. In particular, forward-looking statements in this presentation may include statements about: anticipated trends, conditions and investor sentiment in the global markets and ETPs; anticipated levels of inflows into and outflows out of our ETPs; the sustainability of our inflows; our ability to deliver favorable rates of return to investors; competition in our business; whether we will experience future growth; our ability to gain market share; our ability to develop new products and services; our ability to maintain current vendors or find new vendors to provide services to us at favorable costs; our ability to successfully implement our strategy relating to digital assets and blockchain-enabled financial services, including WisdomTree Prime™, and achieve its objectives; projections regarding the global tokenized asset market; the ability of our long-term strategy to provide scale, stability, and margin expansion; whether the SEC will declare effective additional digital funds; our ability to successfully operate and expand our business in non-U.S. markets; the effect of laws and regulations that apply to our business; the potential effects of the resolution of the Contractual Gold Payments obligation on our earnings per share, net income, operating income, operating margin, interest income, dilution and the price of our common stock; the impact and contributions of the slate of director nominees our Company has nominated; the effectiveness of the Company’s board refreshment process in identifying director candidates with the set of skills to oversee the Company’s strategy; the ability of the director candidates proposed by Mr. Tuckwell to enhance the Company’s board or enhance its strategy; and actions of activist stockholders. Our business is subject to many risks and uncertainties, including without limitation: • declining prices of securities, gold and other precious metals and other commodities and changes in interest rates and general market conditions can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions; • fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to a pandemic event such as COVID-19, or the war in Ukraine, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or increase the cost of borrowing upon a refinancing; • competitive pressures could reduce revenues and profit margins; • we derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk; • a significant portion of our AUM is held in products with exposure to U.S. and international developed markets and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks; • withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins; • we face increased operational, regulatory, financial and other risks as a result of conducting our business internationally; • many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline; • we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors; and • actions of activist stockholders against us have been costly and may be disruptive and cause uncertainty about the strategic direction of our business. Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022. The forward-looking statements in this presentation represent our views as of the date of this presentation. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this presentation. Disclaimer WisdomTree has neither sought nor obtained the consent from any third party to use any statements of information contained in this presentation that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. 2

Table of Contents Page 1. Company Overview 6 2. Financial and Operating Performance 13 3. Trading Performance 18 4. Tokenization and Digital Assets Opportunity Charts a Course for Accelerated Long-Term Growth 21 5. Powerful Vision for the Future of WisdomTree and Long-term Stockholder Value Creation 27 6. Our Board Has Completed a Comprehensive Review of WisdomTree’s Operations & Strategy 31 7. We Have Deliberately and Thoughtfully Assembled the Right Board For Continued Success 36 8. ETFS Capital’s Campaign is Unjustified, Unwise and Risks Value Destruction 47 9. Setting the Record Straight 55 Conclusion 59 Appendix WisdomTree, WisdomTree Prime and the Company logo are trademarks of WisdomTree, Inc., in the United States and elsewhere, whether or not accompanied by a trademark symbol. All

WisdomTree Has Transformed its Business to Position it for Innovation, Growth and Margin Expansion Opportunities and Refreshed its Board and Corporate Governance Practices

We Have Transformed the Business to a Best-in-Class ETP Platform, Which has Consistently Outperformed Peers	• We have created the largest pure-play ETP platform with a high-quality, diversified, and differentiated product suite • We have enhanced our ETP platform from a small number of funds, concentrated AUM and outflows to one with a broader suite of funds, diversified AUM and consistent inflows • With the exception of BlackRock, WidsomTree is the only publicly listed U.S. traditional asset manager to have consistent inflows for the past 10 quarters • Our efforts to transform the Company have been rewarded by the market, which has made WisdomTree the best performing stock over the past three years, one year and year-to-date, relative to all other publicly listed U.S. traditional asset managers [(1)]
Focused & Aggressive Organic Growth ***+*** ***Forward Looking Leadership*** ***=*** **WisdomTree Continuing to Outpace Peers**	• By focusing on (i) the most relevant investment themes and (ii) areas where we can capture outsized wins, we will continue to take market share and position WisdomTree as the #1 Traditional Asset Manager in the U.S. • WisdomTree's 31.4% 2023 YTD annualized organic growth and 15.7% 2022 organic growth are significantly ahead of its publicly listed U.S. traditional asset management peers • It is not enough to just win today and tomorrow, by investing in digital assets, tokenization and blockchain-enabled finance, we are ensuring that our competitors do not gain any advantages over our platform in the future – ***we are committed to ensuring that WisdomTree will outperform peers on a long-term basis*** • Our long-term strategy will continue to provide scale, stability, and margin expansion
We Have Undertaken a Rigorous Review of our Strategy and Assembled the Right Board for Continued Success	• Assembled experience, expertise, and diversity critical to overseeing WisdomTree's long-term strategy and maintaining momentum • Appointed five new independent directors since 2021, all of whom are diverse • Established an Operations and Strategy Committee of the Board to conduct a review that resulted in unanimous support of our strategy and management • Enhanced corporate governance and compensation practices to increase alignment and accountability to stockholders • Long track record of attempting to engage constructively with ETFS Capital despite its unreasonableness
ETFS Capital's Campaign is Unnecessary, Unwise and Risks Value Destruction	• Unnecessary: Our Board – with input from ETFS Capital and their nominees from their 2022 campaign – extensively reviewed WisdomTree's strategy last year and unanimously supported the Company's strategy and management • Unwise: WisdomTree risks losing integral expertise if Graham Tuckwell and ETFS Capital's nominees are elected • Risks value destruction: Graham Tuckwell's past and continuing conduct raises serious questions about his and ETFS Capital's ethics and decision making

Source: Company Website and filings, FactSet and SNL. Data as of May 17, 2023.

(1) Based on Total Shareholder Return. Peer group includes BLK, BEN, TROW, AB, AMG, FHI, CNS, IVZ, VRTS, APAM, BSIG, JHG and VCTR.

4

Company Overview

Who is WisdomTree: A Differentiated and Innovative ETP Platform Poised for Innovation and Growth

We have built a diversified and differentiated product suite with industry leading revenue generation capabilities

Footprint

$90.7bn
AUM as of March 31, 2023

$61.3bn
U.S. Listed ETFs

$29.4bn
European Listed ETPs

279
Employees [1]

13th
Largest ETP Sponsor Globally by AUM [2]

Managed Models Relationships

Large Distribution Networks

Morgan Stanley · Merrill · LPL Financial · UBS

Custom Models – RIA's/IBDs

Carson · AE Wealth · Diamond · Eagle · TD · Private Advisor Group · Portfolio & Growth Solutions

Global Presence and Innovation



$61.3bn of AUM
North America
$29.4bn of AUM
EMEA

Tokenization and Digital Assets Expected to Serve as a Significant Growth Area



Core ETFs, ETPs & Models
Tokenized Assets + Blockchain Enabled Funds
Crypto ETPs, & Direct Indexing
WT Prime App

Core Competencies & Synergies

- Brand
- Culture
- People
- Compliance
- Legal
- Regulation
- Research
- Product Innovation
- Technology

AUM by Product Type



<1%
<1%
2%
3%
10%
27%
10%
27%
20%
HEDJ + DXJ
Leveraged & Inverse
U.S. Equity
Fixed Income
Other Int. Developed Market Equity
Commodity & Currency
Alternatives
Emerging Market Equity
Cryptocurrency

Incredible Momentum in the Business

$6.3bn
Of Net Inflows for the Quarter

$12.2bn
Of Net Inflows in 2022

10
Consecutive Quarters of Net Inflows Globally

Best Performing Stock
On a YTD, 1-Yr and 3-Yr time horizon [3]

Source: Company Website and filings. Data as of March 31, 2023 unless otherwise noted.
(1) As of March 31, 2023. (2) As of December 31, 2022. (3) Based on Total Shareholder Return as of May 17, 2023. Relative to publicly listed U.S. Traditional Asset Managers, which includes BLK, BEN, TROW, AB, AMG, FHI, CNS, IVZ, VRTS, APAM, BSIG, JHG and VCTR.

6

WisdomTree's Strategy for Growth

WisdomTree is on the right track with an exceptional vision for the future

WISDOMTREE®

Our strategy will continue to provide scale, stability, and margin expansion well into the future

Ongoing Inflow Momentum

- ✓ WisdomTree is the industry-leading inflower (in 2022 and 2023 YTD) with the highest organic growth % vs. publicly traded U.S. traditional asset managers
- ✓ Drivers in Place:
  - Product suite
  - Sales & Solutions
- ✓ Repeatable Recipe

Add 'Stickier' Inflows From Managed Models Relationships

- ✓ Managed models are the gift that keeps on giving:
  - Sticky flows that are 'stackable' on top of WisdomTree's current inflow profile
  - Ample opportunity to expand further inside the wirehouses and RIAs, currently available to over 65,000 advisors

Early Mover into Tokenization

- ✓ Mission: Build the best structured access to various asset classes
- ✓ Leverages existing operational processes – a natural extension of our business model
- ✓ Leader in the next investment product wrapper – tokenization (i.e. digital assets)
- ✓ Opportunity to diversify revenues

Expanding Operating Margins

- ✓ Operating leverage is powerful
  - Inflows + Market Normalization = AUM Growth & Revenue Growth
  - Incremental Margins of 50%+ > 26.8% Adjusted Operating Margin (exc. Gold) Q1 2023[1]

= Material Margin Expansion as AUM Scales

7

Source: Company Website and filings.
(1) Non-GAAP metric. Additional Non-GAAP financial information can be found in the appendix.

WisdomTree’s Robust and Sustainable Inflows Continue to Grow AUM WisdomTree’s AUM is balanced & levered to current investment themes Q1 Highlights Quarterly Net Flow Breakdown ($ million) + Net flows in Q1 are the 3rd best quarter in history $8,000 $6,000 Ten consecutive + Net flows in the last four quarters are the 3rd, 5th and 7th best quarters in history quarters of net inflows $4,000 $2,000 + Trailing 12-month flows are the highest since 2015 $0 + Four funds with Q1 net flows above $1B (first time in history) ($2,000) DXJ/HEDJ were a major ($4,000) headwind to organic growth + Annualized flow rate at 31% ($6,000) Total Ex-DXJ/HEDJ DXJ/HEDJ Cumulative Flows Across Various Product Ranges ($ million) $70,000 $60,000 $50,000 $40,000 $30,000 $20,000 $10,000 $0 06/30/06 03/05/08 11/09/09 07/16/11 03/21/13 11/25/14 07/31/16 04/06/18 12/11/19 08/16/21 04/22/23 Total Ex-DXJ/HEDJ DXJ/HEDJ 8 Source: Company Website, filings and SNL.

$ AUM Diversification Increases Performance and Ability to Withstand Volatile Markets Our ETP business has never been stronger. We remain proud of the success of our U.S. Floating Rate Treasury fund (“USFR”), which grew in AUM from ~$2 billion at the end of 2021 to over $15 billion today; however, it is important to note that USFR is only a piece of the mosaic and not the entire picture. By focusing on product mix and key industry trends, we have taken the Company from outflows to industry leading inflows and meaningfully diversified our AUM mix. WisdomTree’s AUM Since 2015 73% Increase 2015: AUM of $53bn 2023: AUM of $91bn 1% <1% 1% <1% 2% HEDJ 1% <1% WT has significantly diversified its asset mix and meaningfully reduced <1% & DXJ reliance on its two “hit” currency hedged products, HEDJ and DXJ to 3% 7% $3.0bn of AUM as of 03/31/2023, while increasing total AUM by $38bn 10% 20% 16% HEDJ & DXJ Total Equity Strategy Mix: 96% Total Equity Strategy Mix: 50% 27% 11% 61% Commodity: 27% Fixed Income: 20% 27% DXJ / HEDJ Total Ex-DXJ / HEDJ 9 HEDJ + DXJ Other Int. Developed Market Equity U.S. Equity Commodity & Currency Fixed Income Emerging Market Equity Cryptocurrency Alternatives Leveraged & Inverse Closed Source: Company Website and filings and SNL. Data as of March 31, 2023.

Expanding the Managed Models Franchise is Key to Long-Term Growth

By expanding managed models provider partners, deepening current partner relationships, and offering new growth oriented advisor services, WisdomTree will gain a greater share of advisor wallets, which will lead to "stickier" inflows & AUM

Managed Models Opportunity: Key Highlights

- Over $2 billion in Managed Models AUM today after launching the models initiative in early 2020
- Meaningful contributor to U.S. ETF flows
- Traction at large wirehouse distribution centers
- Robust pipeline of new RIA/IBD firms
- Future opportunity comes from:
  - Expanding the number of platform partners
  - Increasing the number of models available on each partner's platform
  - Increasing mind- and wallet-share of each individual advisor's book of business


2021
$5T
2021
'21A – '25E
CAGR: 18.9%
2025
$10T
2025

Over $400 Billion Annual Model Inflows

WisdomTree Share of Model Flows	Annual Inflow Opportunity
1.00%	$4 Billion
0.50%	$2 Billion
0.25%	$1 Billion

WisdomTree has a Barbell Approach to Model Portfolio Distribution

Large Distribution Networks

- Gain shelf space at the largest distributors
- Build a large group of recurring model users
- Dedicated resources to drive results

Morgan Stanley, Merrill, LPL Financial, UBS

Custom Models – RIAs/IBDs

- Build custom models w/ advisor
- Offer ancillary services (e.g., trading)
- Manage a majority of an advisor's business

Carson, Eagle, TD, AE Wealth Management, Private Advisor Group, Diamond Wealth Advisors, WisdomTree Portfolio & Growth Solutions

Source: Bloomberg, Broadridge.
Note: Company data through December 31, 2022.

10

Our Strategy Will Continue to Provide Scale, Stability, and Margin Expansion Well into The Future Through the cycle, organic growth accelerates scale & expands operating margins Illustrative Annual AUM & Revenue Growth Algorithm over the Long-Run (1) Organic Growth Market Return AUM & Revenue Growth Illustrative Margin Outlook from Scaling AUM & Revenue (1) Q1 2023 Adjusted Incremental Margins Operating Income Margin(2) Greater Than 50% 11 (1) For Illustrative purposes only, not to indicate expected growth or return. (2) Non-GAAP metric. Adjusted Operating Income Margin calculated as Operating Income of $16.6 million then adding back Contractual Gold Payments of $4.5 million + Expenses Incurred in Response to an Activist Campaign of $0.97 million divided by Operating Revenues of $82.0 million.

Financial and Operating Performance

WisdomTree Organic AUM Performance at a Glance Our disciplined focus on growth and new products has allowed us to outperform our peers and position us for continued growth 2023 Annualized YTD Net Flows as a % of BoP AuM 35.0% 31.4% 30.0% 25.0% 20.0% 17.6% 15.0% 10.0% 7.8% 5.2% 2.6% Avg. of 5.0% 0.5% 0.4% peers: — 0.8% (5.0%) (2.0%) (2.3%) (2.5%) (3.3%) (3.9%) (10.0%) (5.1%) (5.1%) WT FHI BLK IVZ AB AMG BEN CNS VCTR APAM TROW VRTS 2022 Net Flows as a % of BoP AuM 35.0% 30.0% 25.0% 20.0% 15.7% 15.0% 10.0% 3.3% 3.1% 3.0% 5.0% Avg. of — peers: (5.0%) (0.5%) (1.5%) (1.6%) (2.1%) (2.6%) (3.3%) (3.7%) (4.0%) (10.0%) (5.6%) (7.1%) (7.2%) WT IVZ BLK FHI AB VCTR CNS BEN TROW AMG APAM VRTS 13 Source: Company Website and filings as of MRQ reported.

WisdomTree’s Revenue Growth is Outpacing Competitors Our disciplined focus on innovation and new products has allowed us to significantly outperform our peers and position us for continued growth Observations 1yr CAGR (‘22A – ‘23E) 3yr CAGR (‘20A – ‘23E) 5yr CAGR (‘18A – ‘23E) + Revenue profile is impressive 14.4% 10.8% vs. peers on a 1yr, 3yr and 5yr 4.7% 11.8% 15.4% time horizon 15.0% + Demonstrates our ability to 11.3% 8.5% 7.2% take advantage of market 1.9% 7.0% 6.9% trends and create strong (0.5%) 4.0% 5.1% product offerings (1.6%) 3.6% 5.0% + WisdomTree’s revenue growth (2.7%) 2.8% 3.4% relative to peers over the last 5 years is even more impressive (2.8%) 2.7% 3.3% when taking into account that 3.3% several of our peers have used (3.4%) 2.4% inorganic means to drive (5.8%) 0.5% (1.2%) revenue growth (1.6%) (7.2%) (0.1%) (2.4%) (8.0%) (3.8%) (14.9%) (13.1%) (12.4%) Represents firms that have had material M&A activity within the designated time period 14 Source: FactSet as of May 17, 2023. Excludes CNS due to lack of consensus revenue estimates.

Strong Momentum Continues in 2023

We outperformed in our most recent quarter in terms of organic growth and revenue generation. Our success allows us to focus on investing in innovation, including our tokenization strategy, which will temporarily lower margins – but better position us in the future

Commentary

1. Our industry leading inflows outpaced a very negative market backdrop in 2022 driving AUM growth
2. Despite the challenging market conditions, WisdomTree was able to achieve stable to improving revenues while so many of our peers had material revenue declines
3. WisdomTree's margin declines were better than peers, even inclusive of our intentional spend on tokenization that positions WisdomTree for future growth
   - Resolution of Contractual Gold Payments obligation contributing +530bps of margin improvement

1 AUM Changes and Annualized Organic Growth


10.6%
6.9%
19.5%
9.3%
29.5%
31.4%
$4.7
$2.8
$1.9
$1.9
$0.6
$1.3
$3.9
($9.0)
($5.1)
$1.7
($5.2)
($3.4)
$11.1
$5.9
$5.3
$8.7
$2.4
$6.3
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Annualized Organic Growth (Net Flows as % of BoP AUM)
Net Flows ($ bn)
Market Movements ($ bn)

2 Revenues

($ in 000's)


$79,175
$78,368
$77,253
$72,414
$73,310
$82,044
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023

Source: Company Website and filings.

3 Adjusted Operating Income Margin


35.5%
1.6%
5.4%
28.5%
33.6%
2.2%
5.7%
25.7%
31.6%
2.8%
5.8%
23.1%
30.1%
3.9%
5.7%
20.5%
25.9%
4.3%
5.6%
16.0%
31.1%
4.2%
5.5%
21.4%
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Reported Adj. Operating Margin
Uplift to Margin if Excl. Gold PMT
Uplift to Margin if Excl. Digital Spend

15

WisdomTree is Out-Maneuvering Industry-Wide Margin Compression The asset management business is tough and getting tougher – WisdomTree is not only outperforming today, but setting itself up for the future Adjusted Operating Margins – Quarterly Changes Since December 2021 Levels 5.0% 5.0% Firm Change in Op. Margin Reported (ex. Gold) (7.0%) Ex Gold & Digital (4.4%) 0.0% 0.0% Peer Average (11.2%) (3) (1.6%) (2) (5.0%) (5.0%) (4.4%) (5.3%)(3) (6.2%) (10.0%) (10.0%) (10.9%) (11.5%) (15.0%) (15.0%) (11.6%) (12.5%) (20.0%) (20.0%) (13.7%) (13.9%) (15.0%)(2) (25.0%) (25.0%) Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 (16.1%) (23.4%) WT Reported (ex. Gold) WT Ex Gold & Digital Peer Average(1) 16 Source: Company Filings and FactSet. Data as of March 31, 2023. (1) Peer group includes BLK, BEN, TROW, AB, AMG, FHI, CNS, IVZ, VRTS, VCTR, BSIG, APAM, and JHG. (2) VCTR’s Adjusted Operating Margin is calculated as Adjusted EBITDA less Depreciation and Amortization divided by Total Revenue. BSIG’s Adjusted Operating Margin is calculated as ENI Revenue less ENI Operating Expenses and ENI Variable Compensation divided by ENI Revenue. (3) Companies do not report adjusted metrics; reflects GAAP operating margins.

Trading Performance

WisdomTree Trading Performance at a Glance

Our disciplined focus on growth and new products has allowed us to outperform our peers and position us for continued growth

Key Highlights as of March 31, 2023

- WisdomTree had ***ten*** consecutive quarters of net inflows
- Record quarter-end assets under management ("AUM") of $90.7 billion
- Net inflows of $6.3 billion, the third best quarter in our history
- Annualized inflow growth rate of 31% across all products
- Future success will be driven by:
  - Global secular tailwinds toward ETPs
  - Strong product performance and positioning
  - An accelerant from gaining further traction in the managed models business

The peer group shown throughout this presentation is comprised of ***all publicly listed U.S. traditional asset managers*** [(1)]

Indexed 3-Year Share Price Performance



300%
250%
200%
150%
100%
50%
5/17/2020
11/17/2021
5/17/2023
144%
+95
PPTs
49%

Total Shareholder Return



+31
PPTs
+26
PPTs
+29
PPTs
+84
PPTs
29%
(2%)
25%
(1%)
9%
(20%)
187%
103%
YTD
1-Year
2-Year
3-Year

18

Indicates WT's Percent Point ("PPTs") Differential Over Peer Group During Period ■ WisdomTree ■ Peer Group Median[(1)]

Source: Company Website and filings, FactSet and SNL. Data as of May 17, 2023.

(1) Peer group includes BLK, BEN, TROW, AB, AMG, FHI, CNS, IVZ, VRTS, APAM, BSIG, JHG and VCTR.

Our Disciplined and Innovative Efforts Have Been Well Received by the Market Total Shareholder Return appreciation relative to peers reflects our positive momentum and growth trajectory Total Shareholder Return + We have outperformed all traditional asset YTD 1 Year 3 Years managers in the past 3 years 29% 25% 187% + WisdomTree continues to deliver for its stockholders by maintaining a strong 22% 23% 183% understanding of what investors look for 16% 16% 154% + YTD, WisdomTree has outperformed all 13 of its direct peers in the traditional asset 13% 11% 149% management space 7% 9% 136% The peer group shown throughout 4% 7% 128% this presentation is comprised of all 2% 2% 112% publicly listed U.S. traditional asset (2%) (1%) 103% managers (5%) (1%) 75% (6%) (4%) 57% (8%) (8%) 56% (10%) (12%) 36% (12%) (15%) 5% (14%) (21%) 4% 19 Source: FactSet as of May 17, 2023.

Tokenization and Digital Assets Opportunity Charts a Course for Accelerated Long-Term Growth

WisdomTree’s Entrance into Tokenized Asset Market Akin to entrance into ETF market with greater growth potential Global ETP Market Growth in Trillions (2001-2022)(1) Projected Global Tokenized Market Could Reach $16 Trillion By 2030 (2) Trillions of Dollars 16.1 10.1 9.1 13.0 7.8 10.2 6.2 7.6 4.6 4.7 3.4 5.2 2.6 2.8 2.2 3.1 1.8 1.3 1.4 1.5 0.8 1.0 0.7 0.6 0.4 0.5 0.31 0.1 0.2 0.3 0.1 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2022 2023 2024 2025 2026 2027 2028 2029 2030 0.4 0.6 1.3 2.5 4.0 5.5 7.0 8.5 10.0 WisdomTree Launches 20 ETFs on Tokenized Market as a % of Global GDP NYSE, the largest ETF launch in history Total Tokenized Market (1) Source: Morningstar, as of March 6, 2023. 21 (2) Source: Relevance of On-chain Asset Tokenization in ‘Crypto Winter,’ Boston Consulting Group & ADDX, 2022. Figures above represent a projection and could range from $4 trillion (Citi GPS Report) to $68 trillion by 2030 (BCG, ADDX’s best case scenario).

The Industry is Already Shifting and We are Investing Today to Take Advantage of the Future

"Traditional finance will get it right"

*"While there will be a set of highly successful startups, **we also predict that a few forward-looking legacy financial institutions will likely be among the real winners of the digital asset space.** They'll both master the underlying technology and complement it with their risk management skills, client relationships and powerful brands. Many customers, discouraged by recent market conditions, may even demand the presence of these trusted, blue-chip names before entering the digital asset space."*

pwc **2023 Digital Asset Predictions**

What are Other Asset Managers Doing / Saying?	
BlackRock	**December 2022:** BlackRock CEO says "Next Generation for Markets Is Tokenization"
Franklin Templeton	**April 2023:** Franklin Templeton announced the Franklin OnChain U.S. Government Money Fund (FOBXX) (the "Fund") has surpassed $270mm in AUM as of March 31, 2023. The Fund's transfer agent maintains the official record of share ownership via a proprietary blockchain-integrated system that currently utilizes the Stellar blockchain network for transaction activity
T. Rowe Price	**April 2023:** T. Rowe Price Associates along with WisdomTree, Wellington, and Cumberland has joined an Avalanche subnet to test blockchain-based foreign exchange and other institutional use cases
Hamilton Lane	**October 2022:** Hamilton Lane and Securitize to tokenize funds, expanding access to private markets for a broader set of investors
KKR	**September 2022:** KKR makes its Health Care Strategic Growth Fund available on the Avalanche blockchain provided by Securitize
abrdn	**August 2022:** Abrdn buys stake in Archax, a U.K. based digital securities exchange
Schroders	**July 2022:** Schroders has taken a strategic minority stake in Forteus, an asset manager focused on blockchain technology and digital assets

Source: Company website. World Economic Forum report.

22

Proactive Investing in Tokenization Positions Us Well for the Future

Launching tokenized products and WisdomTree Prime positions WisdomTree as an early mover in blockchain-enabled finance

What

- Early mover in tokenization and blockchain-enabled finance
- Created the leading platform for regulated assets and fund tokenization
- Strategic Pillars - WisdomTree Prime™, Digital Funds, Real Asset Tokens, Crypto Mainstream Adoption
- WisdomTree Prime™ is our proprietary (but not sole) retail distribution channel

Why

- Similar opportunity to early days of ETFs
  - Citi forecasts $5 trillion TAM and BCG $16 trillion TAM by 2030
- Expansion of target client segment beyond solely financial advisors with addition of direct-to-consumer channel through WisdomTree Prime™ and institutional channels through use cases such as digital funds and money market funds
- Our competitors are moving quickly and actively in the market today
- We have the vision and skills to win

Accomplishments to Date

- Platform is live with customer money in beta
- Minted U.S. dollar and gold tokens
- Digital fund suite effective with SEC and live in app
- Leveraged existing infrastructure to do this with low investment

Financial impact

- Higher revenue capture
- Faster organic growth
- Expanding margins at scale



B2B2C
(Outside App)
Direct-to-Customer
(In App)
Gold Token
WUSD
BTC[1]
ETH[1]
Digital Funds[2]
Equity
Fixed Income
Money Market
Crypto Indexes
ETPs

23

B2B2C = Business to Business to Consumer (WisdomTree distributes products to other institutions who distribute to their end clients).
(1) WisdomTree Prime™ will offer wrapped Bitcoin (BTC) and Ethereum (ETH).
(2) Currently only available for U.S. investors.

WisdomTree is Uniquely Positioned to Gain Market Share and Win in its Tokenization Initiatives

Early Mover in Tokenization

- Ability to build and launch tokenization product suite in compliance with regulations
  - **Real World Asset Tokenization:**
    - Launched digital funds that use a novel secondary recordkeeping technology – initial suite offers broad based fixed income and equities exposure
    - Expertise in commodities, specifically gold, enables WT to be leader in real asset tokens
  - **Crypto as an asset class:** Successfully launched indexes and ETPs that met client demand

New, Expanded Distribution Channels

- Expansion into Tokenization adds new and expands on existing distribution channels
  - **Wealth Management:** continue to launch innovative solutions
  - **Retail**: reach mobile-first, self-directed consumers through WisdomTree Prime™
  - **Institutional**: integrate digital funds into institutional trading and settlement workflows

Tech Forward Organization

- Able to build directly on the blockchain and adapt new technology innovations due to no legacy infrastructure, middle or back-office systems issues
- Partner with most innovative companies and solutions to harness the newest, most efficient technology platforms

Focused, Nimble Team

- Clear vision from the top down: build the next best, more efficient financial wrapper
  - Focused direction from management enables team to work on strategic execution
  - Dedicated Tokenization and Digital Assets team able to focus on front office development while others focus on back-office operations
  - Comfortable working with regulators on innovative solutions

Tokenization initiatives enable WT to gain a larger share of the financial services market


9:41
PORTFOLIO
TOTAL VALUE
$31,372.40
Store of Value
$3,137.24
Equity Funds
$9,411.72
Bond Funds
$4,705.86
Cryptocurrencies
$7,215.652

24

We Have a Results-Oriented Tokenization Strategy Our tokenization strategy is positioned to deliver favorable financial results Strategy Results + WisdomTree PrimeTM – proprietary 1 Diversifies revenue and drives higher retail channel to save, spend, invest revenue capture on WisdomTree + PrimeTM assets Real asset tokens (e.g, gold) – + Superior to WT’s current 36bps for Digital funds, regulated exposures ETPs across mainstream asset classes – Addition of brokerage commissions, + Crypto mainstream adoption transaction fees and card payments 2 Faster organic growth – New distribution opportunities outside of WisdomTree PrimeTM – Participate in beta products in which we can’t participate in the current ETP market 3 High incremental margins at scale 25

Powerful Vision for the Future of WisdomTree and Long-term Stockholder Value Creation

Summary of Strategic Plans for the Business

"By failing to prepare, you are preparing to fail" – Benjamin Franklin

	WisdomTree	ETFS Capital
Top-Line Strategy	✓ Ensure our products continue to be levered to favorable investing themes ✓ Expand 'Sticky' AUM / recurring flows by enhancing our Managed Models strategy ✓ Invest in natural complements to our existing business to create meaningful revenue expansion with the least amount of effort • e.g., Digital asset management / investing	**None**
Margin Improvement Strategy	✓ Inflows + Market Normalization = Scale, Revenue Growth & Operating Leverage ✓ ~~Re-visit uneconomical legacy agreements (e.g., gold payment)~~ **DONE** ✓ Achieve meaningful operating leverage and scale by pre-positioning our business to be at the forefront of tokenization • Incremental margins of 50%+	× Cut Headcount and Compensation Despite WisdomTree's Top-Flight Rank in Compensation to Revenue • Fewer Heads = Worse execution and high employee turnover • ***Significant*** growth deceleration × Shutter Tokenization Initiative • Cede early mover status to peers who are years behind • Have no plan to participate in structural shift toward blockchain technology • Significantly reduce long-term strategic optionality
Overall Strategy & Results	✓ **Sustainable Long-Term EPS Growth** ✓ **Continue to Expand on WT's Leading P/E Ratio** • (i.e., valuation of stock relative to peers)	× **P/E and Stock Price Compression Due to Analyst Re-Ratings and Perception of No Long-Term Growth**

We Have:

- ***Long-term growth***
- ***Sustainable and material margin enhancement***

They Have:

- ***Marginal near term EPS uplift + zero long-term growth (i.e. one-time window dressing)***

27

Summary Impact of Competing Visions “By failing to prepare, you are preparing to fail” – Benjamin Franklin WisdomTree’s Vision for the Future ETFS Capital’s Vision for the Future + Strong Top-Line Growth + Scale Driven Margin Expansion + Tokenization Upside + Sustainable Earnings Growth? + – Graham Tuckwell does not have a “strategy”, he only has a Steady P/E at Worst rudimentary one-time plan to destroy long-term value + creation for a one-time modest near-term EPS pick-up Upside Optionality Accelerated Growth – This is not the first time Mr. Tuckwell has put his own – interests ahead of other stockholders (as evidenced by his Tokenization prior legal troubles) – “sum-of-the-parts” – Pausing long-term growth initiatives and firing talented + Increased Stockholder Value employees is not a long-term recipe for strategic growth – it is a short-term plan, which will seriously harm our long-term + Greater Strategic Optionality investors 28

WisdomTree’s State of the Union WisdomTree’s best-in-class organic growth and focus on innovation has created strong momentum and has the firm well positioned for future success Flows • Robust annualized growth rate of 31% and inflows in 6 of 8 of our major product categories • 10 consecutive quarters of global inflows • Average magnitude of quarterly inflows accelerated in Q1 ‘23, resulting in the third best quarter of inflows in company history Performance • Solid Q1 2023 fund performance combined with continued growth in managed models • Over 65% of U.S. listed AUM is in the top quartile of peer performance on the very short (1-year) and very long (15-year) timeframes Innovation • Early mover advantage in tokenization and digital assets with both innovative product suite and proprietary distribution channel through WisdomTree PrimeTM • Ten digital funds effective with the SEC with additional funds in the pipeline; minted Gold and USD real asset tokens Results • The #1 performing stock YTD in relation to our U.S. traditional asset manager peer group (up 29.0% vs. peers at -2.0%)(1) • Recent settlement of Contractual Gold Payments provides additional 15% accretion to 2023 consensus EPS estimates • Strong global momentum and positioning for 2023 and beyond 29 Source: Company Website and filings, FactSet and SNL. Data as of May 17, 2023. (1) Based on Total Shareholder Return. Peer group includes BLK, BEN, TROW, AB, AMG, FHI, CNS, IVZ, VRTS, APAM, BSIG, JHG and VCTR.

Our Board Has Completed a Comprehensive Review of WisdomTree’s Operations & Strategy

We Entered into a Cooperation Agreement Last Year with ETFS Capital and Lion Point Capital… In May 2022, we announced enhancements to the composition of our Board of Directors and corporate governance Pursuant to the Cooperation Agreement and consistent with the Company’s ongoing process of Board refreshment, we made the following changes: ïƒ^ Board size increased to nine members ïƒ^ Appointed Lynn S. Blake and Deborah Fuhr to the Board, independent directors identified by ETFS Capital and Lion Point Capital ? Ms. Blake joined the Compensation Committee ? Ms. Fuhr joined the Nominating and Governance Committee ? Ms. Blake and Ms. Fuhr joined the newly formed Operations & Strategy Committee (“OSCO”) ? The Company sought stockholder approval at the 2022 Annual Meeting to declassify the Board over a 2-year period ? As stockholder approval was obtained, the Board began the declassification process at the 2022 Annual Meeting andwill be de-classified fully by the 2024 Annual Meeting In December 2022, ETFS Capital filed an amendment to their Schedule 13D disclosing their group with Lion Point Capital had been disbanded Two ETFS Capital nominees were added to the WisdomTree Board and ETFS Capital had input into the formation and composition of our Operations & Strategy Committee 31

...And Formed a New Committee to Review WisdomTree's Strategy & Operations

50% of OSCO members were directors nominated by ETFS Capital and ETFS Capital made multiple presentations to the Committee

Committee Members



Smita Conjeevaram
OSCO Chair and Independent Director



Lynn S. Blake
Independent Director



Anthony Bossone
Independent Director



Deborah Fuhr
Independent Director

☐ **Denotes member of OSCO nominated by ETFS Capital**

Prior to OSCO's first meeting, Lynn S. Blake and Deborah Fuhr were provided with new director orientation consisting of 8 sessions, which included 18 presentations from 41 presenters

Committee Charter

+ The purpose of OSCO was to review operations and strategy and make formal recommendations to the full Board on:
  - Operational improvement opportunities;
  - Company strategy;
  - Management changes (if the Committee so determined); and
  - Whether to continue or dissolve the Committee after it presented its recommendations.
+ During the duration of the Committee's existence, it was tasked with advising the Board in executive session on management's execution of the operational recommendations made by the Committee

32

OSCO Completed a Rigorous Business Review which Included Input from ETFS Capital

By the Numbers: The OSCO Process

1,000+
Total hours invested in the OSCO process by WisdomTree

49
Presenters speaking on a range of topics on WisdomTree's strategy

17
Sessions on different components of WisdomTree's business

Round 1 Sessions

Session #	Topic	Date
1	Digital Assets	August 10, 2022
2	Presentation by Lion Point Capital / ETFS Capital	August 16, 2022
3	Efficiency/Ops	August 20, 2022
4	M&A & Strategy	August 22, 2022
5	Management Response	August 22, 2022
6	Stockholder and Capital Deployment	August 25, 2022
7	Budget Process	August 26, 2022
8	Sales (EU and US)	August 29, 2022
9 & 10	Model and Product	August 30, 2022
11	Compensation	August 31, 2022
12	Culture	September 1, 2022

Round 2 Sessions

Session #	Topic	Date
1	Digital Assets	September 27, 2022
2	Operational Initiatives and NYSE Messaging (included non-OSCO directors)	October 10, 2022
3	OSCO Round 2 Debrief	October 20, 2022
4	Digital Assets Presentation from Lion Point Capital and ETFS Capital at their request	November 1, 2022
5	Management Response (included non-OSCO directors)	November 8, 2022

ETFS Capital, with Graham Tuckwell in attendance, presented to the Committee and their input was considered and evaluated as part of the OSCO process

33

The OSCO Conclusion: Unanimous Board Support of Our Management and Strategy

The full Operations & Strategy Committee, including both directors nominated by ETFS Capital, supported WisdomTree's strategy
No significant change in operations, strategy or management was necessary

OSCO's Conclusion

- ✓ OSCO delivered a written report and presented its findings and recommendations to the full Board in December 2022
- ✓ On December 21, 2022, the Board issued a public year-end letter to stockholders describing the Company's 2022 accomplishments and the work of the Committee
- ✓ The Board, in reviewing the Committee's recommendations and observations, "**unanimously concluded that it fully supports WisdomTree's management team, current strategy and plan for stockholder value creation**" [(1)]
- ✓ The Board **will continue to review and evaluate the Company's operations, management, strategy and its execution on an ongoing basis**, as well as all approved Committee recommendations and those modified into Board directives
- ✓ **OSCO recommended its own dissolution** after citing unanimous support of WisdomTree's management and current strategy

Key Accomplishments

- ✓ **All-time record high assets under management of over $90 billion as of March 31, 2023**
- ✓ WisdomTree won **'Best Leveraged & Inverse ETF Issuer ($100M+)'** and **'Best Crypto Issuer Linked ETF Issuer ($100M+)'** at the 2023 ETF Express Europe Awards
- ✓ Named among **'2022 Best Places to Work in Money Management' by Pensions & Investments** and was selected as the **#1 firm within the category for managers with 100-499 employees**
- ✓ Named a **'2022 Best Workplace'** for medium-sized companies in the U.K. for a third consecutive year and a **'2022 Best Workplace for Women'** for medium-sized companies by Great Place to Work
- ✓ **Resolved the Contractual Gold Payments obligation,** a recommendation of the Committee that was **in progress and unanimously supported by the full Board**. The resolution is a **positive outcome for WisdomTree stockholders** and is **15% accretive to 2023 consensus EPS estimates, expanding our operating margin by 530 basis points**

OSCO, 50% of whose members were nominated by ETFS Capital, concluded that WisdomTree's current strategy and management are the best path to enhance stockholder value

34

(1) WisdomTree Board of Directors Year-End Letter to Stockholders dated December 21, 2022.

We Have Deliberately and Thoughtfully Assembled the Right Board For Continued Success

WisdomTree's Diverse Board is Overseeing the Company's Continued Growth and Transformation…



Lynn S. Blake ★
Independent Director
Committees: C

- Extensive leadership in the asset management industry
- Provides expertise in investment management, including experience with ESG investment strategies
- Managed over 1,400 portfolios and ETFs with assets over $2.3tn while CIO of Global Equity Beta Solutions at State Street

Indexing and ESG Acumen
ETF Expert



Anthony Bossone, CPA
Independent Director
Committees: A*, C

- Significant financial expertise, as well as experience as an equity trader
- Provides global financial, accounting and compliance skills
- As CFO of Atlantic-Pacific Capital, Mr. Bossone oversees all global financial and administrative functions, including financial accounting, legal, compliance, tax, and human resources

Finance, Accounting & Audit Expertise
ETF Expert



Smita Conjeevaram, CPA
Independent Director
Committees: A, N&G

- Track record of success in guiding companies through significant growth
- Provides international financial, accounting and compliance expertise
- A global executive with notable experience in fintech, which provides valuable oversight of WisdomTree's digital asset initiatives

Global Financial & Compliance Expertise



Daniela Mielke ★
Independent Director

- Extensive financial and transaction experience as an executive, founder, board member and advisor
- Provides decades of expertise in driving growth strategies, as well as public board experience
- Led PayPal's growth and strategy during a time of major digital disruption in the payments industry

Financial & Strategic Transaction Acumen



Shamla Naidoo ★
Independent Director Nominee

- Experience in digital transformation with expertise in security and technology
- Provides expertise in cybersecurity and digital innovation
- Led IBM's innovation and growth strategy in cybersecurity as Global Chief Information Security Officer

Cybersecurity, Data & Innovation Leader



Win Neuger ★
Independent Director
Committees: C, N&G*

- Decades of experience in senior management positions in the asset management industry
- Holds deep understanding of WisdomTree's business model and expertise in ETFs, accounting and financial reporting
- Grew AIG's global investment portfolio into a company with $753bn in assets

Asset Management Leader
ETF Expert



Frank Salerno ★
Independent Chair
Committees: C*

- Extensive senior management experience at large asset managers
- Provides strategic insight into the asset management industry and competitive landscape
- Served as Managing Director and Chief Operating Officer of Merrill Lynch Investment Advisors – Americas Institutional Division

Traditional Indexing Experience
ETF Expert



Harold Singleton III
Independent Director
Committees: A

- Financial services leader with expertise in investment management, digital disruption and digital transformation
- Provides global markets, senior leadership, ESG as well as diversity and inclusion expertise
- Led portfolio construction for a $200bn investment platform at Lincoln Financial Group

Asset Management and DEI Expert



Jonathan Steinberg ★
Founder and CEO

- Founded WisdomTree in 1988
- Provides extensive knowledge of our business, stemming from founding and developing WisdomTree's proprietary index methodology
- Strategic visionary providing essential insight and guidance to the Board from a management perspective

Financial & Innovation Visionary
ETF Expert

A: Audit Committee
C: Compensation Committee
N&G: Nominating & Governance Committee
* Denotes Committee Chair
★ Nominee for election at the 2023 Annual Meeting
☐ ETFS Capital appointee
☐ New director or nominee since 2021

36

Note: Represents WisdomTree's director nominees for the 2023 Annual Meeting.

...Led by Independent Directors With Highly Relevant Experience at Global Institutions… Lynn S. Anthony Smita Daniela Shamla Win Frank Harold Blake Bossone Conjeevaram Mielke Naidoo Neuger Salerno Singleton III Director (Public) Chairman (Private) Director (Public) Director (Public) VP and Head of Manager Chief Financial Officer Selection and Managing Director and Portfolio Construction / COO of Investment Management Management Division Director (Public) Director (Public) Head Cloud Strategy & Vice Chairman; Innovation Chief Executive Officer Managing Director, Head of Assistant Controller Chief Executive Officer, Asset Management; Global Director (Public) Executive Vice President; Head of Retail and North America IT Risk Managing Partner; Chief Investment Officer Intermediary Sales Global Chief Information Executive Vice President Security Officer and Chief Investment Chief Strategy and Officer; Head of Non-US CFO – Credit Hedge Funds; Product Officer Equity Indexing Deputy Chief Financial Officer – Credit Funds Managing Director, Fixed Chief Investment Officer – Chief Information Security Income; Managing Director, Structured Investment Executive Director VP, Head of Global Strategy Officer & Technology Risk Global Equities Management Group and Market Intelligence Equity Trader Chief Information Chief Investment Officer Manager, International Tax VP of Product and SVP of Security Officer, Chief Strategy and Market Senior Vice President Information Officer Intelligence SVP, Chief Information Audit Manager Senior, General Tax Engagement Manager Security Officer and Head of Head of Fixed Income Senior Portfolio Manager Worldwide Technology Risk 37 Note: Includes independent directors and nominees.

…And With the Right Mix of Expertise, Experience and Diversity to Continue WisdomTree’s Evolution 44% of WisdomTree’s directors and nominees are female and 33% are racially diverse, above public board averages of 32% and 22%, respectively (1) 100% of our directors and nominees added since 2021 are diverse Skills / Expertise 9 of 9 Executive Leadership ? ✓ directors Financial Services / Asset ? ✓ 8 of 9 Management directors 7 of 9 Corporate Governance ? ✓ directors 7 of 9 Global Business Experience ? ✓ directors 6 of 9 ETF Expertise ? ✓ directors 6 of 9 Accounting / Financial Reporting ? ✓ directors 4 of 9 Other Public Company Experience ? ✓ directors 4 of 9 Risk Management ? ✓ directors 3 of 9 Legal and Regulatory ? ✓ directors 2 of 9 Digital / Information Technology ?ï ✓ directors 38 Source: 2023 proxy statement. (1) S&P 500 averages per Spencer Stuart’s 2022 Board Index.

We Added Five New Directors in the Past Three Years and Improved Corporate Governance

WisdomTree continues to make ongoing enhancements to our corporate governance structure

Governance and Board Enhancements

- **Feb. '19** – Amended bylaws to adopt a majority voting standard in uncontested elections
- **Jan. '21** – Smita Conjeevaram added to the Board
- **Jan. '22** – Harold Singleton III added to the Board
- **May. '22** – Lynn S. Blake added to the Board as part of the settlement with Lion Point Capital and ETFS Capital
- **May. '22** – Formed the Operations and Strategy Committee
- **Jul. '22** – De-classified the Board so that all directors will be elected annually beginning in 2024 and removed the cause requirement to remove directors
- **Aug. '22** – Adopted Proxy Access
- **Sept. '22** – Daniela Mielke added to the Board
- **Apr. '23** – Shamla Naidoo announced as Board nominee

Business and Management Strategy

- **Apr. '18** – Completed acquisition of ETF Securities' European exchange-traded commodity, currency and leveraged-and-inverse business
- **Sep. '19** – Jarrett Lilien named President and COO
- **Jun. '21** – Bryan Edmiston named CFO
- **Mar. '22** – Ben Wallach and Heather Reisner promoted to drive WT's client-first ESG strategy in the U.S.
- **Dec. '22** – The Operations and Strategy Committee unanimously concluded it fully supports the management team, current strategy and plan for stockholder value creation

Since 2019 WisdomTree Has

- ✓ **Added 5 new independent directors, all of whom are diverse** [(1)]
- ✓ **De-classified the Board**
- ✓ **Formed the Operations and Strategy Committee of the Board, which unanimously concluded it fully supports the management team, current strategy and plan for stockholder value creation**
- ✓ **Improved stockholder rights by adopting proxy access and eliminating the cause requirement to remove directors**
- ✓ **Appointed a new Independent Chair of the Board**
- ✓ **Named a new CFO and President / COO**
- ✓ **Grew AUM from $54.1 billion to over $91.5 billion, a ~69% increase** [(2)]

(1) Assuming all management nominees are elected at the 2023 Annual Meeting.
(2) As of March 31, 2023.

39

Our Governance Structure is in the Best Interest of All Stockholders The Stockholder Rights Plan we recently adopted protects WisdomTree and its Aligned with stockholders from a group or single stockholder taking control of WisdomTree Corporate Governance without paying a control premium Practice Best Practices? The Board made the decision to implement the Stockholder Rights Plan after Graham Tuckwell told the Board, in conjunction with his history of partnering Annually Elected Yes – beginning in 2024 with another activist investor, that he would seek a majority of the Board Directors The Stockholder Rights Plan provides several recognized stockholder protections, including the following: 8 of 9 Board Independence Independent Directors The rights plan will automatically expire on the day after the 2023 Annual Meeting unless approved by stockholders, in which case it will expire in one year, on March 16, 2024; Separate Yes Chair and CEO The rights will be exercisable only if any person acquires 10% (or 20% in the case of passive stockholders) or more of the Company’s outstanding common stock; New Directors 5 Added Since 2021 (56% of the Board) The rights plan has an exception for offers made for all shares of the Company that treat all stockholders equally, including a qualifying offer clause that provides stockholders the ability to call a special meeting for purposes of Board Diversity (1) 56% exempting a “qualifying offer;” The rights plan does not contain any dead-hand, slow-hand, no-hand or similar Majority Vote features that would limit the ability of a future Board of Directors to redeem the Standard in rights; and Yes Uncontested The rights plan does not preclude the Board from considering an offer that Elections recognizes the full value of the Company. 40 (1) Gender and racial diversity, including director nominee.

Executive Pay Tightly Aligned with Outcomes for Stockholders

During 2022, WisdomTree performed well against key quantitative metrics on an absolute basis and relative to peers, including net inflows, total revenues, operating margins and relative TSR, and compensated our executives based on this performance in order to align payout outcomes and value creation

2022 and 2023 Executive Compensation Enhancements in Response to ISS and Stockholder Feedback

- ✓ **Assigned greater weighting to quantitative metrics:** Effective 2022, quantitative metrics now determine 75% of pay vs. 25% for qualitative factors, representing a shift from the prior 50%-50% mix
- ✓ **Adopted clawback policy and adjusted equity plan:** Effective 2022, we adopted a clawback policy and adjusted our equity plan so that dividends on unvested equity awards are only paid on vesting
- ✓ **New performance metric:** Effective 2023, we introduced an additional performance metric – Annualized Run Rate Revenue ("RRR") from Flows
- ✓ **Adjustment to payout curve:** Effective 2023, we adjusted the payout curve for financial metrics to reduce the payout when below target and further increase the payout when above target

In 2022, WisdomTree had Strong Performance Against Executive Compensation Targets

Performance Metrics	Weight	Target	Actuals	% of Target
Net inflows	18.8%	$5bn	$12bn	243.6%
Total revenues	14.1%	$325mm	$303mm	93.3%
Adjusted operating income [1]	14.1%	$110mm	$101mm	91.4%
Adjusted operating margin [1]	14.1%	33.9%	33.2%	98.1%
Relative TSR	14.1%	7 of 13	2 of 13	224.9%
Total – Performance	**75.0%**			**156.1%**
Total – Qualitative	**25.0%**			**78.4%**

The Compensation Committee Exercised Negative Discretion, Setting the Qualitative Payout at 78.4% of Target to Limit Compensation

Compensation Mix Aligns Pay and Performance


CEO Pay
37% Short-Term Incentives
55% Long-Term Incentives
8% Cash Base Salary
All Other NEOs Pay
39% Short-Term Incentives
44% Long-Term Incentives
17% Cash Base Salary

Stockholders Strongly Support our Compensation Program


92%

Average Stockholder Support Since 2018

Source: 2023 Proxy Statement
(1) Excluding bonus.

41

Our Directors Have Been Instrumental to Building Our Company and are Critical to WisdomTree's Continued Success

Frank Salerno and Win Neuger have demonstrated an unwavering commitment to creating stockholder value



Frank Salerno

Independent Chair

Experience

Merrill Lynch

Bankers Trust

- ✓ Mr. Salerno has served as WisdomTree's non-executive Chair of the Board since October 2019, bringing in-depth knowledge of WisdomTree to the Board. Mr. Salerno also currently serves as the Chair of our Compensation Committee
- ✓ Extensive management experience from large financial institutions, including Merrill Lynch and Bankers Trust, as well as strategic insights into the asset management industry
- ✓ Mr. Salerno is an important member of WisdomTree's Board, and has been instrumental in enacting governance changes, as well as business and management decisions



Win Neuger

Independent Director

Experience

PineBridge Investments

AIG

Bankers Trust

Western Asset

- ✓ Mr. Neuger is an important member of the Board and serves as the Chair of our Nominating and Governance Committee; oversaw significant Board refreshment, including 5 diverse directors added since 2021
- ✓ Decades of experience in senior management positions in the asset management industry
- ✓ Holds deep understanding of WisdomTree's business model and expertise in ETFs, accounting and financial reporting
- ✓ Mr. Neuger grew AIG's global investment portfolio into a company with $753bn in assets

Pensions&Investments

WisdomTree Named among 2022 Best Places to Work in Money Management by Pensions & Investments for Third Consecutive Year

Great Place To Work.

Named Best Workplace for Medium-sized Companies in the U.K. for a Third Consecutive Year and a 2022 Best Workplace for Women for Medium-sized Companies by Great Place to Work

42

Shamla Naidoo Brings Extensive Technology Acumen to the Board

Ms. Naidoo's election to the WisdomTree Board will provide key technology and digital expertise that aligns with WisdomTree's strategy and will be instrumental to the Company's continued success

Ms. Naidoo's Extensive Digital and Cyber Experience Makes Her Uniquely Qualified for Our Board



Shamla Naidoo
Independent Director Nominee

Experience

IBM; UIC John Marshall Law School; Northern Trust; Elevance Health; netskope; starwood Hotels and Resorts

- ✓ Ms. Naidoo is a leader in digital transformation, guiding global organizations in more than 20 countries and advising stakeholders navigate changes in laws and regulations
- ✓ While at IBM, Ms. Naidoo created and influenced the security culture of 500,000 employees and partners, supervised 80,000 engineers and managed the risk of cybersecurity threats while supporting innovation and business growth
- ✓ Provides expertise in technology and digital innovation
- ✓ Licensed attorney and teaches courses on law, technology, and privacy at the University of Illinois Chicago School of Law
- ✓ Member of the Security 50, a community of World 50, NACD (National Association of Corporate Directors), and WCD (Women's Corporate Directors)

Recruitment Process

- ✓ WisdomTree **engaged an external search firm to identify director candidates with skillsets that would enhance WisdomTree's Board**, including technology experience
- ✓ WisdomTree's Nominating and Governance Committee, with input from WisdomTree's CEO, conducted an **extensive interview and recruitment process to identify qualified director candidates**, and ultimately **concluded that Ms. Naidoo had the right skillset for our Board**
- ✓ **Over 50 candidates were reviewed against WisdomTree's selection criteria, 12 were further considered, 4 were interviewed** and **3 candidates** were identified as finalists. **Ms. Naidoo ultimately proved to be the right choice for the Board**
- ✓ All WisdomTree directors, including **the two directors proposed by ETFS Capital, identified Ms. Naidoo as the top candidate** in the pool of candidates interviewed
- ✓ Ms. Naidoo brings critical skills and experience to the Board, **such as information technology, global business, legal & regulatory, executive leadership, other public company experience and risk management**

43

WisdomTree Risks Losing Integral Expertise If ETFS Capital's Nominees Are Elected

What Our Board Would Lose



Shamla Naidoo

- ✓ A leader in digital transformation, with experience guiding global organizations in more than 20 countries and advising stakeholders navigating changes in laws and regulations
- ✓ While at IBM, Ms. Naidoo created and influenced the security culture of 500,000 employees and partners, supervised 80,000 engineers and managed the risk of cybersecurity threats while supporting innovation and business growth
- ✓ Experienced executive with specialization in digital and technology transformation and innovation



Win Neuger

- ✓ Valuable asset management experience, having overseen AIG's global investment portfolio, growing AIG Investments into a company with $753bn in assets
- ✓ An instrumental member of the WisdomTree Board, serving as the Chair of our Nominating and Governance Committee who oversaw significant Board refreshment, including 5 diverse directors added since 2021
- ✓ Executive leadership, accounting & finance, corporate governance and ETF expertise



Frank Salerno

- ✓ Experience in overseeing extensive governance enhancements as well as business and management strategy events while being Independent Chair of WisdomTree
- ✓ Extensive ETF and asset management experience, including senior management positions at large asset management firms, bringing valuable expertise to the Board
- ✓ Significant strategic insight into both the asset management and ETF industries to inform WisdomTree's Board

Differentiated experiences aligned with WisdomTree's strategy

What ETFS Capital's Nominees Would "Add"

Bruce Aust

- ✗ No public company C-Suite experience
- ✗ Limited public company board experience – only public board experience is at Anthemis Digital Acquisitions I Corp – a SPAC that is in liquidation after failing to consummate a transaction
- ✗ No asset management experience
- ✗ No digital assets experience

Tonia Pankopf

- ✗ Track record of value destruction at Landec (now known as Lifecore Biomedical) – the company had to re-state its financials during her tenure as Chair of the Audit Committee
- ✗ No public company C-Suite experience
- ✗ Public company board experience limited to closed-end investment funds and a biomedical company – neither of which are comparable to running a company like WisdomTree
- ✗ "Board nominee for hire" – activists have previously unsuccessfully nominated Ms. Pankopf in their campaigns
- ✗ Full-time position running Pareto Advisers, a healthcare advisory firm, with limited time to devote to WisdomTree

Graham Tuckwell

- ✗ A clear legal record demonstrates that Mr. Tuckwell has violated his fiduciary duties to stockholders at his own company
- ✗ No U.S. public company board experience. Last public company board position was at Normandy Mining, an Australian mining company, in the 1980s
- ✗ Chairman of ETFS Capital, located in Australia, with limited time to devote to WisdomTree
- ✗ Conflicts of interest at 21Shares and online industry publications make him unsuitable as a WisdomTree director
- ✗ Demonstrated self interest at the expense of stockholders during the resolution of the Contractual Gold Payments obligation

Lack the current and diverse expertise WisdomTree requires

44

We Have the Right Board to Continue Delivering Value for All Stockholders Thoughtful and Comprehensive Transformed Portfolio / Business Delivering Results for Stockholders Board Refreshment ? In 2022, WisdomTree had its best year of net inflows since 2015 and exited the year with ? WisdomTree has transformed the business to record AUM produce robust operating and financial ? WisdomTree achieved firm-wide organic flow performance growth of 16% in 2022 ? Outstanding product performance over many ? Positioned to benefit from phenomenal time horizons, noting particular success in growth of global ETP industry expected to both the short- and long-run continue ? Our managed models business continues to grow in size, scale and scope, through large ? Built a differentiated ETP platform poised for platform partners such as Merrill Lynch and the digital assets revolution Morgan Stanley ? We continue to increase the efficiency and ? Created a high quality and largest pure-play scalability of our platform, with our ETP ETP platform in the U.S. with a diversified and business now delivering incremental margins differentiated product suite greater than 50%, driving margin expansion ? Overseen stabilized flows with consecutive over the long run ? We are a first mover in digital assets and quarters of inflows and strong momentum blockchain-enabled finance ? We received recognition for our strong company culture by Pensions & Investments and Great Place to Work Denotes new director or nominee since 2021 45

ETFS Capital’s Campaign is Unjustified, Unwise and Risks Value Destruction

We Have Extensively Engaged With ETFS Capital Prior to its Most Recent Proxy Challenge…

Background of Our Engagement with ETFS Capital

- In April 2018, ETFS Capital became a stockholder when we acquired its European ETC business for cash, common stock and Series A non-voting convertible preferred
- In connection with the acquisition, we assumed an obligation for fixed payments of gold bullion to ETFS Capital (the "Contractual Gold Payments")
- As part of the transaction, ETFS Capital was subject to a lock-up, standstill and voting restrictions, including a 9.99% ownership limit
- From April 2018 to January 2022, we held at least 30 meetings and calls with ETFS Capital

January 12, 2022

Mr. Tuckwell demands Board and management changes, including adding himself as a director

Mr. Tuckwell also requests that Mr. Steinberg be replaced as CEO and indicates that if such changes are not made, he intends to nominate directors at the 2022 annual meeting

March 10 – May 25, 2022

ETFS Capital and Lion Point Capital file a 13D and nominate three candidates for election at the 2022 annual meeting

Frank Salerno and Smita Conjeevaram **hold 13 meetings** with ETFS Capital and Lion Point Capital regarding a potential settlement of the proxy contest

On May 25, the parties enter into a cooperation agreement appointing Lynn S. Blake and Deborah Fuhr to the Board and establish the Operations and Strategy Committee ("OSCO")

August 10 – December 13, 2022

OSCO meets numerous times as a group, with management and with the Board, including 15 management presentations

Lion Point Capital and ETFS Capital **deliver two presentations** to the non-management members of the Board

December 16, 2022

ETFS Capital and Mr. Tuckwell file an amendment to their Schedule 13D disclosing that they were no longer members of a group with Lion Point Capital

December 21, 2022

The Board issues a letter to stockholders which describes the Company's 2022 accomplishments and the work of OSCO

The Board announces that it **unanimously supported** the Company's management team and the current strategy and plan for value creation

March 9 – 10, 2023

ETFS Capital requests WisdomTree's form of director and officer questionnaire

The following day, ETFS Capital informs WisdomTree of its intention to nominate directors for election at the 2023 annual meeting

Source: Public filings and Company records.

47

…Despite This Engagement, ETFS Capital Repeatedly Rebuffed Our Attempts at a Settlement

March 13 – 24, 2023

WisdomTree expresses its **openness to a settlement** on March 17 and again on March 24

On both occasions, **ETFS Capital refuses to name the directors** it intends to nominate, preventing WisdomTree from evaluating a settlement proposal

March 31, 2023

Smita Conjeevaram, Frank Salerno and Harold Singleton hold another discussion with ETFS Capital and **again express openness to a potential settlement**, asking ETFS Capital to provide names of its nominees

ETFS Capital responds that its new proposed settlement framework consists of: **four incumbent directors resigning to be replaced by three directors selected by ETFS Capital and one director mutually agreeable to ETFS Capital and the Company**

ETFS Capital **again refuses to name its director nominees** and expresses interest in discussing the Contractual Gold Payments

April 4, 2023

CFO Bryan Edmiston, and President & COO Jarrett Lilien hold a meeting with Mr. Tuckwell and James Hyett, CFO of ETFS Capital, to discuss the Contractual Gold Payments

April 5, 2023

ETFS Capital's Martyn James contacts Mr. Singleton to inquire about the Board's response to ETFS Capital's latest proposed settlement framework and whether it will extend the deadline for nominations

Mr. James reiterates ETFS Capital would consider sharing the identities of its nominees subject to the parties making progress on a settlement framework

April 6, 2023

Mr. Singleton notes that WisdomTree remains open to engaging in additional discussions and continues to be willing to consider ETFS Capital's candidates

Mr. Singleton informs Mr. James that ETFS Capital's latest proposed framework represents **unnecessary and excessive change that would introduce excessive risk** to stockholders given the significant level of Board refreshment already completed

April 7, 2023

Mr. James contacts Mr. Singleton and inquires how many incumbent directors would the Board agree to not re-nominate as part of a potential settlement agreement, the names of such incumbent directors, and at a minimum whether one of those directors would be Mr. Salerno

Mr. Singleton responds that the Board remains open to engaging in additional settlement discussions with ETFS Capital, and as the Board previously indicated, **continues to be willing to consider ETFS Capital's director nominees if ETFS Capital chose to share their names with the Board**

April 12, 2023

ETFS Capital delivers notice of intention to nominate Bruce E. Aust, Tonia Pankopf and Graham Tuckwell.

ETFS Capital had not previously disclosed the names of Mr. Aust and Ms. Pankopf to the Company.

ETFS Capital issues an open letter to the Board and a press release announcing its nominations

May 17 – 19, 2023

In order to resolve the distracting and costly proxy contest, we contact ETFS Capital to **express openness to a settlement** that would provide **for the appointment of one mutually agreed director.**

ETFS Capital rejects the settlement offer on May 19

Source: Public filings and Company records.

48

Graham Tuckwell’s Past Raises Serious Questions About His and ETFS Capital’s Ethics and Decision Making Graham Tuckwell’s inappropriate actions showcase his lack of suitability to serve on WisdomTree’s Board. We established a 9.99% ownership limit on ETFS Capital to reduce Graham’s influence when WisdomTree acquired his European ETC business In 2019, three private equity firms – which were minority investors in ETF Securities Limited (now ETFS Capital) at the time the European ETC business of ETF Securities was sold to WisdomTree – filed a lawsuit in the Island of Jersey against Mr. Tuckwell and ETF Securities, seeking to receive their fair share of the sale proceeds The Court ruled in the minority stockholders’ favor, concluding that: ? Mr. Tuckwell “pursued a scheme designed to drive the Plaintiffs out of the Company at the best possible price for Mr. Tuckwell and not at a fair price to the Plaintiffs.” ? He threatened and ultimately removed the independent directors who were calling for the fair and equal treatment of stockholders. ? He deliberately misled stockholders and his own board about his intentions for the distribution of the proceeds and sidelined the board from critical conversations about the transaction, making decisions unilaterally and pushing out anyone who stood in his way. ? As Chairman, he “breached his duty to act in the best interests of the Company as a whole,” and an Appellate Court confirmed that he had “exercised those powers for the substantial purpose of benefiting himself and exacting revenge on stockholders he had come to resent.” 49 Source: Company records, public filings and court filings.

While ETFS Capital Claims to Be Aligned With All Stockholders, its Interest in the Contractual Gold Payments was a Fundamental Conflict

Make no mistake – the resolution of the Contractual Gold Payments obligation is a significant positive for WisdomTree stockholders but this positive outcome underscores the depth of the conflict of interest Mr. Tuckwell has had for so many years

Background of the Contractual Gold Payments

+ In connection with the Company's acquisition of the European ETC business of ETFS Capital in April 2018, the Company assumed an obligation for fixed payments to ETFS Capital of physical gold bullion
+ The Contractual Gold Payments expense was approximately $17.1 million during 2022, and approximately $4.5 million during the first quarter of 2023
+ On May 10, 2023, we resolved WisdomTree's Contractual Gold Payments obligation to ETFS Capital and the World Gold Council ("WGC"), the ultimate recipient of 2/3 of the gold payment, for approximately $137 million [1]
+ The annual impact of the transaction on the Company's financial results adds $18 million to operating income, expands WisdomTree's operating margin by 530 basis points, yields a net income lift of more than $13 million and is approximately 15% accretive to current 2023 consensus EPS estimates
+ Furthermore, the transaction extinguishes the liability of approximately $180 million reflected on the Company's balance sheet at March 31, 2023

ETFS Capital Benefited at the Expense of Stockholders

- ✘ **Mr. Tuckwell recently negotiated against WisdomTree's stockholders** and encouraged our largest creditor, WGC, to seek a higher price from us **solely to justify a higher valuation for himself**
- ✘ **We had long sought to resolve the Contractual Gold Payments obligation**, which has been **an overhang for our Company and our stockholders**
- ✘ **After we had aligned with the WGC on price, Mr. Tuckwell attempted to raise the price WisdomTree would pay to the WGC to enrich himself**, at the same moment he proposed himself as a director of your Company with a fiduciary duty to protect your interests
- ✘ When his attempts to negotiate a higher price with our largest creditor failed, **he then attempted to take credit for this favorable outcome**
- ✘ His actions only underscore the depth of **the conflict of interest Mr. Tuckwell has had for so many years**, with **financial incentives not just different from those of other WisdomTree stockholders but diametrically opposed**, demonstrating yet again why he is **wholly unsuited to serve as a fiduciary for stockholders other than himself**

50

Source: Public filings.

(1) 8-K filed May 10, 2023. Under the terms of the transaction, Gold Bullion Holdings (Jersey) Limited, a subsidiary of the WGC, received approximately $4.4 million in cash and non-voting preferred shares convertible into approximately 13.1 million shares of WisdomTree common stock. Rodber Investments Limited, an entity controlled by Graham Tuckwell, who is also Chairman of ETFS Capital, received approximately $45.6 million in cash.

Graham Tuckwell Continues to Have Long-standing Conflicts of Interest Graham Tuckwell’s conflict of interest at 21Shares ? In 2019, WisdomTree consented to ETFS Capital investing $3mm in 21Shares, a direct competitor of WisdomTree ? Mr. Tuckwell’s position that WisdomTree should cease crypto activity and cede to 21Shares at the nascent stages of the crypto ETP market is fraught with conflict given he has an investment in one of WisdomTree’s largest competitors in the space ? On multiple occasions, Mr. Tuckwell has directly advised the WisdomTree Board that we should shut down our European cryptocurrency business that competes with 21Shares, an action that would benefit him but would hardly be in the best interests of our other stockholders that do not also invest in direct competitors? Mr. Tuckwell should not be involved in important and strategic decisions at WisdomTree while he has significant skin in the game at one of our major competitors in Europe Graham Tuckwell’s ownership of online industry publications presents a conflict of interest ? Mr. Tuckwell also owns several online industry publications, including ETF.com and ETFStream.com, that have actively covered his multi-year campaign against WisdomTree in a flattering light and without seeking comment from WisdomTree, flouting journalistic best practices? It is inherently a conflict of interest for publications owned by Mr. Tuckwell to cover his engagement with WisdomTree and business activities without stating their affiliation with him ? These articles provide stockholders and the public with a partial story and misinformed information, misleading them into thinking these articles are written by an impartial media source, rather than a publication whose owner has a vested interest in this matter 51 Source: Public filings and Company records.

Tonia Pankopf Has a History of Stockholder Value Destruction

Tonia Pankopf is Unqualified to Serve on the WisdomTree Board

- ✘ While Director and **Audit Committee Chair of Landec Corporation** (now known as Lifecore Biomedical):
  - ✘ **Oversaw significant TSR underperformance**, including **(173.1%)** vs. the S&P 500 over her tenure, as well as a stock price decline of **(26.4%)** during the last ~5 years of her tenure; [1]
  - ✘ **Landec had to restate its financials** in part due to a material weakness in its internal controls over financial reporting, which was the **responsibility of the Audit Committee chaired by Ms. Pankopf**;
  - ✘ One month before Landec announced the re-statement, its CEO was terminated and four directors (including Ms. Pankopf) resigned or agreed not to stand for re-election to the board
- ✘ Ms. Pankopf's business, Pareto Advisers, is a **healthcare consultancy**, and her public company board experience is limited to **closed-end funds and a biomedical company**, neither of which are comparable to running a company like WisdomTree
- ✘ All three previous public companies experienced **underperformance vs. the S&P 500 during her tenure**
- ✘ **"Board nominee for hire"**: Engaged Capital unsuccessfully nominated Ms. Pankopf on its slates for campaigns at Hain Celestial Group and Benchmark Electronics
- ✘ She has **no relevant industry experience**
- ✘ Potentially lacks independence – **accepted payment of $100,000 from ETFS Capital to be a part of its slate** [2]

Tonia Pankopf's Skills are Not Additive to WisdomTree's Board		WT Directors & Nominees
Executive Leadership	✘	9 of 9
Financial Services / Asset Management	✘	8 of 9
Corporate Governance	✓	7 of 9
Global Business Experience	✘	7 of 9
ETF Expertise	✘	6 of 9
Accounting / Financial Reporting	✓	6 of 9
Other Public Company Experience	✓	4 of 9
Risk Management	✘	4 of 9
Legal and Regulatory	✘	3 of 9
Digital / Information Technology	✘	2 of 9

52

Source: Public filings, FactSet and BoardEx.

(1) TSR per FactSet calculated between November 13, 2012 to November 1, 2022 (i.e. total board tenure) and November 1, 2017 to November 1, 2022, respectively (i.e. last five years of board tenure).

(2) Per ETFS Capital's amended 13D filed April 14, 2023.

Bruce Aust Does Not Add Value to WisdomTree's Board

Bruce Aust is Unfit to Serve on the WisdomTree Board

- ✘ Mr. Aust's **specialization is in selling IPO listings** and is not directly applicable or additive to WisdomTree's Board
- ✘ Currently a Strategic Advisor at Anthemis Group, which has recently announced a restructuring, **letting go of ~28% of its employees**,[1] stemming from rumors that the layoffs were related to challenges in getting capital commitments "due to less than top quartile returns"
- ✘ **Limited public company board experience** – only public board experience is at Anthemis Digital Acquisitions I Corp – a SPAC that is in liquidation after failing to consummate a transaction
- ✘ Mr. Aust served on the SPAC board for **less than two years, during which the company had no business operations**. He was **appointed to its board only when the company needed an independent director to fill a seat on its audit committee**, given SEC and Nasdaq listing rules requiring director independence
- ✘ No public company C-suite experience
- ✘ Potentially lacks independence – **accepted payment of $100,000 from ETFS Capital to be a part of its slate** [2]

Bruce Aust's Skills are Not Additive to WisdomTree's Board		WT Directors & Nominees
Executive Leadership	✘	9 of 9
Financial Services / Asset Management	✓	8 of 9
Corporate Governance	✘	7 of 9
Global Business Experience	✘	7 of 9
ETF Expertise	✘	6 of 9
Accounting / Financial Reporting	✘	6 of 9
Other Public Company Experience	✓	4 of 9
Risk Management	✘	4 of 9
Legal and Regulatory	✘	3 of 9
Digital / Information Technology	✘	2 of 9

53

Source: Public filings, news reports, FactSet and BoardEx.
(1) TechCrunch. "Fintech-focused VC firm Anthemis Group lays off 28% of staff as part of restructuring". Published April 25, 2023.
(2) Per ETFS Capital's amended 13D filed April 14, 2023.

Setting the Record Straight

ETFS Capital Has a Track Record of Manipulating the Truth to Further Its Own Narrative

ETFS Capital is deceiving stockholders by not accurately presenting the facts and cherry-picking data

The Reality

Total shareholder return has been overwhelmingly positive

WisdomTree Total Shareholder Return [1]


WT
Peer Median
29%
(2%)
25%
(1%)
187%
103%
YTD
1-Year
3-Year

VS.

ETFS Capital's Misrepresentation of Facts

ETFS Capital is knowingly and intentionally ignoring share price appreciation during recent positive quarters

(April 2018 to ETFS Capital's 13D filing ending in January 2022) [2]


38.8%
36.8%
59.4%
60.8%
(31.7%)
S&P 1500 Asset Management & Custody Banks
Russell 2000
Proxy Peers (Median)
TSR Peers (Median)
WisdomTree

End date is January 2022 rather than May 2023

ETFS Capital is deliberately obscuring WisdomTree's recent performance and selecting data to fit its misguided narrative

55

Source: Public filings and Company records.
(1) Data as of May 17, 2023. Peers include all US asset managers.
(2) Per ETFS Capital Definitive Proxy, filed on May 4, 2023.

ETFS Capital is Deceiving Shareholders By Cherry-Picking Quotes ETFS Capital cherry-picked a quote from the back of a Wall Street research report to intentionally mislead shareholders and paint the Company in a negative light. In reality, the report concludes that the analyst sees increased strategic value in WisdomTree’s franchise (1) The key takeaway on the cover of the report is resoundingly positive ETFS Capital cherry-picked a boilerplate sentence from page 9 of the report The quote used by ETFS Capital is recycled from past reports and uses WisdomTree’s old ticker “WETF” VS. The positive key takeaway ETFS Capital’s highlighted quote is from above is on the page 9 first page 56 Source: Public filings and Company records. (1) Morgan Stanley Research, WT Report, March 13, 2023. Featured in ETFS Capital’s May 4, 2023 letter to WisdomTree stockholders.

Setting the Record Straight and Correcting ETFS Capital’s False Claims ETFS Capital’s False Claims The Facts Stock performance In 2022, our stock outperformed the market, rising by more than 7.5% during that time period compared to a drop of (8.0%) for the S&P 500. We outperformed the entirety of our identified peer group in 2022 and thus far in 2023. Graham Tuckwell is cherry-picking timeframes that fit his narrative and distorting the facts Removal of ETFS Capital nominee Deborah Fuhr Ms. Fuhr’s tenure on the Board was taken seriously – she was named one of just four OSCO members as well as a member of our Nominating & Governance Committee– and given a robust new director orientation which included numerous presentations. Our Board made the decision not to re-nominate Ms. Fuhr at the 2023 annual meeting after careful consideration of the necessary skills and experience required to enhance WisdomTree’s Board Director replacement and support for female directors Since 2021, we have added three female directors, one diverse male director and named one female director nominee; these new additions constitute a majority of our Board’s directors and nominees. Mr. Tuckwell would like to posture as an advocate for Board diversity, but the reality is that he named a slate of two men and one woman while calling into question a diverse candidate, Ms. Naidoo Refusal to engage in settlement discussions We repeatedly asked Graham Tuckwell to identify the director nominees he had in mind.However, Mr. Tuckwell refused to do so unless we first agreed to the self-serving “framework” he proposed, asking in effect for a blank check to change the composition of the Board to suit his own preferences. Since 2018, we have met or spoken with Mr. Tuckwell over 50 times to listen and better understand his viewpoints Value destruction for WisdomTree stockholders Mr. Tuckwell would have you believe management caused the value erosion in our stock,however the decline was clearly and publicly documented – and associated with the removal of our acquisition premium “WisdomTree Investments stock jumped midday on reports that it had discussed a sale to JPMorgan Chase” –Barron’s, February 2019 “The stock is at its lowest absolute and relative valuation in its history and we believe takeout speculation is now removed from the share price” – Credit Suisse, April 2020 Fast-forward to today, we once again trade at a meaningful premium relative to publicly listed U.S. Traditional Asset Managers (1) – but now due to our competitive advantage, long-term growth trajectory, and industry-leading inflows 57 NTM P/E Ratios: WT = 24.4x| Peer Average = 12.4x Source: Company Website and filings, FactSet and SNL. Data as of May 17, 2023. (1) Peer group includes BLK, BEN, TROW, AB, AMG, FHI, CNS, IVZ, VRTS, APAM, BSIG, JHG and VCTR.

Conclusion

WisdomTree Has Transformed its Business to Position it for Innovation, Growth and Margin Expansion Opportunities and Refreshed its Board and Corporate Governance Practices

We Have Transformed the Business to a Best-in-Class ETP Platform, Which has Consistently Outperformed Peers	• We have created the largest pure-play ETP platform with a high-quality, diversified, and differentiated product suite • We have enhanced our ETP platform from a small number of funds, concentrated AUM and outflows to one with a broader suite of funds, diversified AUM and consistent inflows • With the exception of BlackRock, WidsomTree is the only publicly listed U.S. traditional asset manager to have consistent inflows for the past 10 quarters • Our efforts to transform the Company have been rewarded by the market, which has made WisdomTree the best performing stock over the past three years, one year and year-to-date, relative to all other publicly listed U.S. traditional asset managers (1)
Focused & Aggressive Organic Growth **+** ***Forward Looking Leadership*** **=** **WisdomTree Continuing to Outpace Peers**	• By focusing on (i) the most relevant investment themes and (ii) areas where we can capture outsized wins, we will continue to take market share and position WisdomTree as the #1 Traditional Asset Manager in the U.S. • WisdomTree's 31.4% 2023 YTD annualized organic growth and 15.7% 2022 organic growth are significantly ahead of its publicly listed U.S. traditional asset management peers • It is not enough to just win today and tomorrow, by investing in digital assets, tokenization and blockchain-enabled finance, we are ensuring that our competitors do not gain any advantages over our platform in the future – ***we are committed to ensuring that WisdomTree will outperform peers on a long-term basis*** • Our long-term strategy will continue to provide scale, stability, and margin expansion
We Have Undertaken a Rigorous Review of our Strategy and Assembled the Right Board for Continued Success	• Assembled experience, expertise, and diversity critical to overseeing WisdomTree's long-term strategy and maintaining momentum • Appointed five new independent directors since 2021, all of whom are diverse • Established an Operations and Strategy Committee of the Board to conduct a review that resulted in unanimous support of our strategy and management • Enhanced corporate governance and compensation practices to increase alignment and accountability to stockholders • Long track record of attempting to engage constructively with ETFS Capital despite its unreasonableness
ETFS Capital's Campaign is Unnecessary, Unwise and Risks Value Destruction	• Unnecessary: Our Board – with input from ETFS Capital and their nominees from their 2022 campaign – extensively reviewed WisdomTree's strategy last year and unanimously supported the Company's strategy and management • Unwise: WisdomTree risks losing integral expertise if Graham Tuckwell and ETFS Capital's nominees are elected • Risks value destruction: Graham Tuckwell's past and continuing conduct raises serious questions about his and ETFS Capital's ethics and decision making

Source: Company Website and filings, FactSet and SNL. Data as of May 17, 2023.
(1) Based on Total Shareholder Return. Peer group includes BLK, BEN, TROW, AB, AMG, FHI, CNS, IVZ, VRTS, APAM, BSIG, JHG and VCTR.

59

Protect Your Investment. Reject ETFS Capital’s Risky Agenda. Vote the WHITE Proxy Card FOR WisdomTree’s Nominees IMPORTANT We urge you NOT to sign any proxy card from Graham Tuckwell or ETFS Capital Limited ï VOTE FOR:? WITHHOLD VOTE ON: Lynn S. Blake Bruce Aust Daniela Mielke Tonia Pankopf Shamla Naidoo Graham Tuckwell Win Neuger Frank Salerno Jonathan Steinberg 60

Appendix

Court Evidence Showing Graham Tuckwell Violated His Fiduciary Duties, Mistreated Minority Stockholders And Forced Out Independent Directors

Courts found Mr. Tuckwell acted in a high-handed self-serving manner, violating multiple corporate governance practices

ROYAL COURT
(Samedi)

26 January 2021

Before : R. J. MacRae, Esq., Deputy Bailiff, and Jurats Olsen and Christensen

Between	(1) Financial Technology Ventures II (Q), L.P.	Plaintiffs
	(2) Financial Technology Ventures II, L.P.	
	(3) Millennium Technology Value Partners II Holdings, L.P.	
	(4) Millennium Technology Value Partners II (Master) - B, L.P.	
	(5) Millennium Technology Value Partners II, L.P.	
	(6) Millennium Technology Value Partners II-A, L.P.	
	(7) Sig Growth Equity Fund II, L.L.L.P.	
And	(1) ETFS Capital Limited	Defendants
	(2) Graham Tuckwell	

Selected quotes from Royal Court proceedings[1]

" (i) from the time when the Sales were first in prospect, Mr Tuckwell pursued a scheme designed to drive the Plaintiffs out of the Company at the lowest possible price, which he attempted to achieve by: "

Selected quotes from Appellate Court proceedings[2]

" (c)(ii) Conduct of the Company's affairs

132. The first question is whether the Royal Court was wrong to conclude that this involved any conduct of the affairs of the Company. In our judgment, it was not. The composition of the board is one of the key aspects of a company's affairs. A letter written by the Chairman is clearly an act done on behalf of the Company. The explicit threat made in that letter to remove the directors by ordinary resolution was a proposed act of the Company in general meeting. "

a. "As to the first point, for the reasons discussed above, the Royal Court was fully entitled to reach the conclusion (as it did in §465 of its judgment) that Mr Tuckwell acted in breach of that duty because he exercised those powers for the substantial purpose of benefiting himself and exacting revenge on shareholders he had come to resent. We do not read §319 of the"

Someone like Mr. Tuckwell, who has previously violated his fiduciary duties to stockholders on multiple occasions at other companies, should not be on the Board of your Company

62

Source: Public filings and court filings.
(1) Royal Court, Financial Technology Ventures II L.P., Millennium Technology Value Partners III L.P., Sig Growth Equity Fund II L.L.L.P, v. ETFS Capital Limited, Graham Tuckwell (January 26, 2021).
(2) Court of Appeal, Financial Technology Ventures II (Q), LP & Others v. ETFS Capital Limited, Graham Tuckwell (June 29, 2021).

Our Qualified Board Nominee's Backgrounds



Lynn S. Blake
Age: *58*
Committees: *Compensation*

Lynn S. Blake has served as an independent consultant since October 2021. Previously, Ms. Blake served in various positions at State Street Global Advisors ("SSGA"), the investment management division of State Street (NYSE: STT), a financial services company, including as Executive Vice President and Global Chief Investment Officer of Equity Indexing, Smart Beta and Environmental, Social, and Governance strategies, overseeing SSGA's ESG data, research and asset stewardship activities, from January 2011 to September 2021, Head of Non-US Equity Indexing, from 1999 to 2010, and Senior Portfolio Manager, from 1990 to 1999.

Ms. Blake served on the board of directors of SSGA Trust Company, the governing board for SSGA Institutional Products and SPDR SPY and DIA ETFs, from January 2018 to September 2021, and at times, served as a member of SSGA's Global Fiduciary and Conduct Committee, Investment Committee, Executive Management Group, and the State Street Conduct Risk Committee. Ms. Blake was also a member of the Investor Advisory Group of the Sustainability Accounting Standards Board (SASB), a nonprofit organization which connects businesses and investors on the financial impacts of sustainability, from 2016 to September 2021. She received a B.S. from Boston College and an M.B.A. in Finance from the D'Amore-McKim School of Business at Northeastern University. Ms. Blake is a Chartered Financial Analyst.

Qualifications

We believe that Ms. Blake's qualifications to serve on the Board of Directors include her expertise in investment management, including her experience with ESG investment strategies, and her many years of experience in leadership positions in the asset management industry.



Daniela Mielke
Age: *57*

Daniela Mielke is Managing Partner of Commerce Technology Advisors, a privately held firm which she founded in April 2016, and which provides consulting services to technology, financial services and private equity companies. From February 2018 to December 2020, she served as the Chief Executive Officer, North America of RS2 and from September 2013 to April 2016, Ms. Mielke was Chief Strategy and Product Officer at Vantiv. From May 2010 to September 2013, she was VP, Head of Global Strategy and Market Intelligence for PayPal.

Ms. Mielke co-founded a-connect in 2001, a consulting firm which provides consulting services to financial service and other clients. From 2002 to 2007, Ms. Mielke served as VP of Product and SVP of Strategy and Market Intelligence at Visa International. From 1998 to 2002, Ms. Mielke was an Engagement Manager for McKinsey Company. She currently serves on the board of directors of FTAC Athena Acquisition Corp and Nuvei Corporation, a global payment technology provider. She also has been a director of The Bancorp since August 2019.

Ms. Mielke received her bachelor's degree in Hotel and Restaurant Management from the École hôtelière de Lausanne, an M.B.A. from the IMD Business School and an M.S. in Economics from the University of Fribourg. Ms. Mielke is also NACD (National Association of Corporate Directors) Directorship Certified.

Qualifications

We believe that Ms. Mielke's qualifications to serve on the Board of Directors include her decades of experience as an executive, founder, board member and advisor to fintech, commerce, payment processing and finance companies.

63

Our Qualified Board Nominee's Backgrounds (Cont'd)



Win Neuger

Age: *73*

Committees: *Compensation, Nominating and Governance (Chair)*

Win Neuger is an independent investor and consultant. From July 2014 until June 2015, he served as Chairman of EcoAlpha Asset Management, a private investment management. He previously served as Vice Chairman of the board of PineBridge Investments, an independent asset manager offering investment opportunities in emerging and developed markets, and from 2010 to 2012, he served as its CEO and Chair of the Executive Committee.

From 2009 to 2010, Mr. Neuger served as Executive Vice President of American International Group ("AIG"), an international insurance organization serving commercial, institutional and individual customers, as well as Chairman and CEO of AIG Investments. Prior to 2009, in addition to these positions, he also served as Chief Investment Officer of AIG.

Prior to AIG, Mr. Neuger served as both Managing Director of Fixed Income and Global Equities at Bankers Trust Company. Before Bankers Trust, he was Chief Investment Officer at Western Asset Management. He also served as Head of Fixed Income at Northwestern National Bank. Mr. Neuger previously served on our Board of Directors from 2007 to 2009. He currently serves as Chairman of the board of Neuger Communications Group, a private strategic marketing communications and public relations firm. Mr. Neuger received his A.B. from Dartmouth College and an M.B.A. from the Amos Tuck Graduate School of Business.

Qualifications

We believe that Mr. Neuger's qualifications to serve on the Board of Directors include his prior service on our Board and familiarity with our business model and his years of experience in senior management positions in the asset management industry.



Shamla Naidoo

Age: *58*

Shamla Naidoo is Head of Cloud Strategy and Innovation of Netskope since June 2021. She previously served as the Global Chief Information Security Officer and Information Technology Risk Managing Partner of IBM. From 2011 to 2015, she served as Chief Information Security Officer of Starwood Hotels and Resorts and was a technology executive at Bridgewater Associates in 2009. From 2007 to 2008, Ms. Naidoo served as VP, Chief Information Security Officer and CIO at WellPoint, a health benefits company. Prior to WellPoint, she held several technology executive roles at companies across industries.

Ms. Naidoo currently serves as a director of StoneBridge Acquisition Corporation, Reference Point and QBE North America, a division of QBE Insurance Group, a publicly-traded insurance company headquartered in Australia.

She has been an Adjunct Professor at the University of Illinois Chicago School of Law since 2010 and a faculty member at the Institute for Applied Network Security since 2021. Ms. Naidoo received a diploma in Management Information Systems from the South African Institute of Management, bachelor's degrees in Information Systems and in Economics from the University of South Africa, and a J.D. from the John Marshall Law School (now the University of Illinois Chicago School of Law).

Qualifications

We believe Ms. Naidoo's qualifications to serve on the Board of Directors include her expertise in cybersecurity and digital innovation and her experience serving on a public company board of directors.

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Our Qualified Board Nominee's Backgrounds (Cont'd)



Frank Salerno
Age: *63*
Chair of the Board
Committees: *Compensation (Chair)*

Frank Salerno has served as our non-executive Chair of the Board since October 2019 and served as our Lead Independent Director from August 2008 until October 2019. He was Managing Director and Chief Operating Officer of Merrill Lynch Investment Advisors - Americas Institutional Division, an investment advisory company, from July 1999 until his retirement in February 2004.

Before joining Merrill Lynch, Mr. Salerno spent 18 years with Bankers Trust Company in various positions. In 1990, he assumed responsibility for Bankers Trust's domestic index management business and in 1995 he became Chief Investment Officer for its Structured Investment Management Group.

Mr. Salerno received a B.S. in Economics from Syracuse University and an M.B.A. in Finance from New York University. Mr. Salerno served as a director and member of the audit committee and conflicts committee of K-Sea Transportation Partners, L.P., formerly an NYSE-listed company, from 2004 until its acquisition in 2011.

Qualifications

We believe Mr. Salerno's qualifications to serve on the Board of Directors include his extensive years in senior management positions at large asset management firms as well as his service on the board of directors of another public company. The Board also benefits from his strategic insights on the asset management industry.



Jonathan Steinberg
Age: *58*

Jonathan Steinberg founded WisdomTree and has served as Chief Executive Officer since October 1988 and as President from August 2012 to September 2019. He has been a member of the Board of Directors since October 1988, serving as Chair of the Board from October 1988 to November 2004. Mr. Steinberg is responsible for the creation and development of WisdomTree's proprietary index methodology.

He also served as Editor-in-Chief of *Individual Investor* and *Ticker*, two magazines formerly published by the Company. Prior to founding WisdomTree, Mr. Steinberg was employed as an analyst in the Mergers and Acquisitions Department of Bear, Stearns Co. Inc., an investment banking firm, from 1986 to 1988. He is the author of *Midas Investing*, published by Times Books, a division of Random House, Inc., in 1996. Since May 2022, Mr. Steinberg has served on the board of directors of Fnality International Limited, a financial technology firm based in the United Kingdom. He received the EY Entrepreneur of the Year 2015 New York Award and the ETF.com Lifetime Achievement Award for 2015. Mr. Steinberg is a frequent speaker at conferences on topics related to digital assets and blockchain-enabled finance and has appeared on CNBC, Bloomberg and Fox Business on numerous occasions. He attended The Wharton School of Business at the University of Pennsylvania.

Qualifications

We believe Mr. Steinberg's qualifications to serve on the Board of Directors include his extensive knowledge of our business, his experience in founding and developing our fundamentally weighted index methodology, as well as his corporate and strategic vision, which provide strategic guidance to the Board. As our Chief Executive Officer, Mr. Steinberg provides essential insight and guidance to the Board from a management perspective.

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ESG at WisdomTree Sustainability and responsibility are embedded throughout our business, which we believe benefits investors in our products, employees, stockholders and other stakeholders ï,— Environmental, Social, and Governance (“ESG”) principles are a significant part of WisdomTree’s global approach, and we believe there is a need for full transparency in how investors allocate their money while incorporating ESG metrics ï,— We’re proud to have built a diverse and inclusive workforce across gender, race, age, and ability, including in our leadership teams and Board PRI In 2019, we became a signatory of the United Nations Principles for Responsible Investment and continue to maintain our signatory status Women’s Initiative Network We established an employee-led Women’s Initiative Network (“WIN”) in 2019 designed to empower women in our organization and showcase our commitment to equity in the workforce Corporate Social Responsibility We published our first Corporate Social Responsibility Report in 2020, which provides transparency into all the ways that WisdomTree incorporates ESG into our business Diversity, Equity & Inclusion (“DEI”) We established an employee-led Diversity, Equity & Inclusion Council in 2021 to foster a diverse, equitable, and inclusive workplace culture in support of WisdomTree’s DEI vision ESG Steering Committee Our ESG Steering Committee keeps us accountable in our efforts to embed sustainability within our products, solutions, and overall business 66

WisdomTree Has Established a Strong Governance Framework Around ESG Pillars

ESG Governance

Approach to ESG Governance

WisdomTree has established a committee-based approach to driving ESG initiatives oversight from the WT Board and our executive management team

The Nominating and Governance Committee reviews and provides oversight of the Company's strategy, initiatives and policies concerning corporate social responsibility, including a quarterly review of the firm's human rights policy and consideration of environmental, health and safety, and social matters, and makes recommendations to the Board regarding the Company's ESG initiatives and relevant public disclosures

The executive management team provides guidance and direction on the implementation of ESG initiatives through WisdomTree's ESG Steering Committee, the Europe ESG Working Group and the ESG Investments & Analytics Committee

Our ESG Steering Committee includes leaders from each department across the firm globally

The ESG Steering Committee is responsible for our ESG strategy across four key areas: tools & solutions, content, product, and corporate-level initiatives

WisdomTree Europe has a dedicated ESG Team which is supported by the ESG Working Group, comprised of key members in each department covering the main European regions

The ESG Team and Working Group is responsible for improving, developing and implementing the WisdomTree Europe ESG workstreams, which are structured around three pillars: responsible investing, investment governance and corporate responsibility. This group is responsible for expanding ESG synergies across the firm

Our ESG Investments & Analytics Committee is responsible for overseeing WisdomTree's ESG tools and research to support advisor and end-investor education on ESG



Board of Directors
The Nominating and Governance Committee reviews and provides oversight and makes recommendations to the Board regarding our ESG initiatives
Executive Management
Provides guidance and direction on the implementation of ESG initiatives through the below committees
ESG Steering Committee
Develops and implements our ESG strategy across the firm globally
ESG Investments & Analytics Committee
Manages the development of tools and research to support ESG education
Europe ESG Team & Working Group
Improves, develops and implements our European ESG workstreams

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WisdomTree Has A Responsible Investing Strategy and Offers a Suite of ESG-oriented Investment Products

U.S. Core ESG

Methodology

WisdomTree's core ESG strategies provide exposure to U.S., international, and emerging markets equities. These strategies integrate ESG into our multifactor methodology to seek to combine the performance benefits of a factor-based investment approach with sustainable investing

WisdomTree's Approach to ESG: Screen, Integrate, Align

1. **Define Universe**
   Provide exposure to U.S., developed international, or emerging markets equities

2. **Screen for Alignment with ESG Standards**
   Exclude companies that fail to align with standard measures of ESG

3. **Integrate ESG & Multifactor Scores**
   Companies are ranked according to their composite factor score, with a greater weight for ESG scores

   Composite factor scores are computed based on five factors

   Value | Quality | Low Correlation | Momentum | Sustainability

   Top 300 companies are selected and weighted by a modified market cap score

   50%
   Sustainability Score

   50%
   Market Cap

4. **Align Exposures with Benchmarks**
   Final exposures are adjusted to align with benchmark weights in order to limit tracking error

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WisdomTree is Committed to Promoting Diversity, Equity & Inclusion (DEI)

Diverse Leadership and Employee Base

- We recognize that a diverse set of perspectives is critical to innovation and have built a diverse and inclusive workforce that includes all genders, races, religions and ages, as well as those in the disabled community
- We actively seek candidates from different backgrounds and outside traditional fields and reinforce our commitment to diversity through organizational policies, such as mandating fairness and equality for all employees and creating performance appraisal systems that are non-discriminatory
- We pride ourselves on the diversity of our employee-base globally and are committed to offering employment to the best possible candidates regardless of whether they require sponsorship. Notably, WisdomTree Europe boasts employees from 20 different nationalities that speak 17 languages and based throughout multiple countries, including the United Kingdom, Italy, Ireland, Finland, France, Germany and Sweden

Diverse Board of Directors

- Consistent with our corporate governance guidelines, WisdomTree appointed or nominated five highly qualified individuals, Smita Conjeevaram (January 2021), Harold Singleton III (January 2022), Lynn S. Blake (May 2022), Daniela Mielke (September 2022) and Shamla Naidoo (April 2023) to our Board

Gender Diversity


Female
44.4%
Male
55.6%

Demographic Background


Racially
Diverse
33.3%
White
66.7%

We Established a DEI Council to Promote Diversity, Equity and Inclusion at WisdomTree

- Achievements since the formation of the DEI Council, include:
  - ✓ A DEI workshop series aimed at giving employees practical tools to use in working to build a culture that welcomes all. Topics have included "Behaviors of Inclusion" and "Authenticity in the Workplace"
  - ✓ A "DEI Dialogues" publication issued internally on a monthly basis and covering various relevant topics to raise awareness
  - ✓ The launch of an initiative to add pronouns to internal email signatures (on an opt-in basis)

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Non-GAAP Financial Measurements In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this releaseinclude: • Adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share. We disclose adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following: • Unrealized gains or losses on the revaluation of deferred consideration: Deferred consideration is an obligation we assumed in connection with the ETFS acquisition that is carried at fair value. This item represents the present value of an obligation to pay fixed ounces of gold into perpetuity and is measured using forward-looking gold prices. Changes in the forward-looking price of gold and changes in the discount rate used to compute the present value of the annual payment obligations may have a material impact on the carrying value of the deferred consideration and our reported financial results.We exclude this item when calculating our non-GAAP financial measurements as it is not core to our operating business. The item is not adjusted for income taxes as the obligation was assumed by a wholly-owned subsidiary of ours that is based in Jersey, a jurisdiction where we are subject to a zero percent tax rate. • Gains or losses on financial instruments owned: We account for our financial instruments owned as trading securities which requires these instruments to be measured at fair value with gains and losses reported in net income. In the third quarter of 2021, we began excluding these items when calculating our non-GAAP financial measurements as these securities have become a more meaningful percentage of total assets and the gains and losses introduce volatility in earnings and are not core to our operating business. • Tax windfalls and shortfalls upon vesting and exercise of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting and exercise of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business. • Other items: Loss on extinguishment of our convertible notes, impairments, remeasurement of consideration payable to us from the sale of our former Canadian ETF business, unrealized gains and losses recognized on our investments, changes in the deferred tax asset valuation allowance and expenses incurred in response to an activist campaign are excluded when calculating our non-GAAP financial measurements. • Adjusted effective income tax rate. We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded. • Gross margin and gross margin percentage. We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues. 70

Non-GAAP Financial Measurements Adjusted Operating Income and Adjusted Operating Income Margin Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Adjusted operating income Operating revenues 79,175 78,368 77,253 72,414 73,310 82,044 Operating income 22,563 17,689 15,804 14,873 11,719 16,571 Add back: Expenses incurred in response to an activist campaign 0 2,435 2,024 0 0 967 Adjusted operating income 22,563 20,124 17,828 14,873 11,719 17,538 Add back: Contractual gold payments (“Gold”) 4,262 4,450 4,446 4,105 4,107 4,486 Adjusted operating income—ex. Gold 26,825 24,574 22,274 18,978 15,826 22,024 Add back: Digital assets expenses (“Digital”) 1,281 1,746 2,157 2,797 3,126 3,467 Adjusted operating income—ex. Gold and Digital 28,106 26,320 24,431 21,775 18,952 25,491 Adjusted operating margins Adjusted operating margin 28.50% 25.68% 23.08% 20.54% 15.99% 21.38% Adjusted operating margin—ex. Gold 33.9% 31.4% 28.8% 26.2% 21.6% 26.8% Adjusted operating margin—ex. Gold and Digital 35.5% 33.6% 31.6% 30.1% 25.9% 31.1% 71 Source: Public filings.

Non-GAAP Reconciliation to GAAP Results Three Months Ended Three Months Ended ($ in thousands) Unaudited Adjusted net income and dli uted earnings per share: Mar.31 2023 Dec. 31 2022 Sept 30 Jun. 30 2022 2022 Mar.31 2022 (S in thousands) Unaudited Adji!Ste d gtal Ooemt jpg Expenses Mar. 31 2023 Dec.31 Sept. 30 2022 2022 Jun.30 2022 Mar. 31 2022 Net incorre/Ooss),as reported Add backi (Deduct): ossl (gain) on revaluation of deferred consideration $ 16,233 (20,592) $ (28,289) $ 81,229 354, 23 (77,895) $ 8,005 (2,311) s (10,261) 17,018 Total operating expenses Deduct Expenses incurredin response to the activist carrpaign $ 65,473 $ 61,591 (967) s 57,541 $ 61,449 (2,024) $ 60 679 (2,435) Add back: Loss on exlinquishment of convertible notes, net of income taxes 9,623 Adjusted operating expenses $ 64 506 $ 61591 s 57 541 $ 59,425 $ 58 244 Add back: lrrpairrreots Deduct Remeasurerrent of contingent consideration—sale of former Canadian ETF business (Deduct)laddbaclc (Gains)/losses on financial instrurrents owned, net of income ta><es 4,900 (1,477) (1,479) 669 4,778 3,165 3,893 (Sin thousands) Unaudited Adjusted Effective Income Tax Rate Mar. 31 2023 Three Months Ended Dec.31 Sept. 30 2022 2022 Jun. 30 2022 Mar. 31 2022 Add back: Increase in deferred tax asset valuation allowance on financialinstrurrents awned Deduct Decreasein deferred tax asset vaul ation aDowance on net operating losses of a European subsidiary Add backl (deduct): Unreail 22d loss/(gain) recognized on our investrrents,net of income taxes Add backl(deduct):Tax shortfallsl(windfalls) upon vesting and 477 2,966 (185) 364 (1,609) 469 1,454 (248) 4 901 (55) 20 2,010 124 (565) lncornel(loss) beforeincome taxes Add back/(deduct): ossl(gain) on revaluation of deferred consideration Add back:loss on exlinguishmenol f convertble notes Add back: Impairments Deduct Remeasurerrent of contingent consideration—sale of forrrer Canadian ETF business $ 17,616 (20,592) 9,721 4,900 (1,477) $ (28,310) s 84,556 $ 10,678 35,423 (77,895) (2,311) $ (28,974) 17,018 Add back: Elcpenses incurredin response to the activist carrpaign, net of income ta.es 732 15, 32 1,844 (Deduct)ladd back: (Gains)/losses on financial instrurrents awned Add back: Expenses incurred in response to the activist campaign (1,954) 967 883 6,311 4,180 2,024 5 142 2,435 Adjusted net income Weighted average tonY1’IlO share—diluted Adjusted earnings per share- diluted $ 11,198 159,887 S0.07 $ 7,027 159,478 $0.04 $ 9,322 158,953 $0.06 $ 11,257 158,976 S0.07 $ 14,063 158,335 $0.09 Add backl(deduct):Unrealized lossl(gain) recognized on investments Add back:Loss recognized upon reduction of tax-related indemnification asset Adjustedincome before income taxes 3,918 619 1,386 $ 14,485 $ 8,615 (327) (73) 163 19,890 s 12,645 $ 14,498 $ 17,674 Three Months Ended lncorre tax (benefit)lexpense $ 1,383 $ (21) s 3,327 $ 2,673 $ (16,713) ($ in thousands) Mar . 31 Dec. 31 Sept 30 Jun. 30 Mar.31 Add back: Tax benefit arising from extinguishment of convertible Unaudited Gryss Marnjn and Grgss Mgm jg Percentage 2023 2022 2022 2022 2022 notes (Deduct)ladd back: Tax (expense)/benefit arising from (gains) losses $ 98 (475) 214 1,533 1,015 1,249 Operating Revenues Deduct:f und management and adrrinistration Gross margin Gross margin percentage $ 82,044 (17,153) $ 64,891 79.1% $ 73,310 (16,906) $ 56,404 76.9% $ 72,414 (16,285) $ 56,129 77.5% $ 77,253 (16,076) $ 61,177 79.2% $ 78,368 (15,494) $ 62,874 802% on financialinstruments owned Add back: Decrease in deferred tax asset valuation allowance on net operating losses of a European subsidi31}’ Deduct Increase in deferred tax asset valuation allowance on financial instruments owned Add back: Tax benefit arising from expenses inctiTedin response to 1,609 (477) (364) (1,454) (901) (2,010) Adjusted Operating Income and Operating Income Margin Operating Revenues Operating income Add back: Elcpenses incurredin response to the activist carrpaign $ 82,044 $ 16,571 967 Three Months Ended $ 73,310 $ 72,414 $ 77,253 $ 11,719 $ 14,873 $ 15,804 2,024 $ 78,368 s 17,669 2,435 the activist campaign Add back/(deduct):Tax windfall sl(shortfaDs) upon vesting and e.ercise of stock-based compensation awards Add back:Tax benefit arising from reduction of a tax-related indemnification asset Adjusted income tax expense Adjusted effective income tax rate 235 492 591 952 150 (79) (18) 39 185 (4) (20) 565 1,386 19,890 $ 3, 287 $ 1,588 s 3,323 $ 3,241 $ 3,611 22.7% 18.4“4 26.3% 22.4% 20.4% Adjusted operating income Adjusted operating income margin $ 17,538 s 11,719 $ 14,873 $ 17,828 s 20,124 214. % 16.0% 20.5% 23.1% 25.7% 72

Reconci I iation of US GAAP to Non-GAAP Results Three Months ended March 31, 2023 Gain on Loss Contingent QTO March Oe.l on Extinguish Loss on Gain on Consideration Activist OTA Reduction of Tax US GAAP Consid. Converts lnv. Sec. owned Canada Campaign Exp. Val. Allow Tax lndemn. Windf alls Non-GAAP Revenues Advisory fees $ 77,637 $ $ $ $ $ $ $ $ $ $ 77.637 Ot Expenses Compensation and benefits 27.398 27.398 Fund management and admin 17,153 1 7,153 Marketing and adv ertising 4,007 4,007 Sales and busni ess dev elopment 2.994 2,994 Contractual gold payments 4.486 4.486 Professional and consulting fees 3,7 15 (91 2) 2.803 Occ.. commun. and equip. 1,101 1,101 Depreciation and amort. 109 109 Thid-party distnbution fees 2.253 2.253 other 2. 257 (551 2. 202 Total expenses 65.473 (9671 64.506 Operating Income 16,571 967 1 7,538 Interest Expense Gain/ (loss} on def. consideration (4,002} (4,002} 20,592 (20,592} Interest Income 1.083 Interest Income (4,900} Loss on extinguishment of conv ert ble notes (9,721} 9,721 4,900 .. 1.083 Other gains/(losses} (2. 007} 3, 918 ( 1.9541 { 1.4771 1, 386 ,. Income before taxes 17,61 6 (20,592} 9,721 8,818 ( 1,954} (1.477) 967 1,386 {1341 1 4.485 Income tax expense 1.383 98 952 (4751 235 (4771 1,386 185 3,287 Net income $ 16.233 ! (20,592! ! 9,623 ! 7,866 ! (1.4791 $ (1.4771 732 ! 477 ! (1851 1 1,198 muted Shares: 159,887 EPS—Non-GAAP: $0.07 73